UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Notice of 2019 Annual Meeting of Limited Partners and Proxy Statement

Tuesday, June 4, 2019

9:00 a.m. Local Time

Buckeye Partners, L.P.

To Our Limited Partners:

You are cordially invited to attend the 2019 annual meeting of limited partners of Buckeye Partners, L.P. to be held on Tuesday, June 4, 2019 at the DoubleTree Hotel, 6 Greenway Plaza, Houston, Texas 77046, commencing at 9:00 a.m. local time. A notice of the annual meeting, proxy statement and proxy card were made available on or about April 17, 2019, and if you are receiving this by mail, a proxy statement, proxy card, our 2018 Annual Report and our Form 10-K for the fiscal year ended December 31, 2018 are enclosed.

The board of directors of our general partner has called this annual meeting for you to consider and act upon items described in this proxy statement.

Your vote is important. Whether or not you plan to attend the annual meeting, please cast your vote by following the internet or telephone voting instructions on the proxy card. If you have received this by mail, you may also vote by completing, signing and dating the enclosed proxy card and returning it promptly in the accompanying envelope. If for any reason you desire to revoke your proxy, you may do so at any time before the vote is held at the annual meeting by following the procedures described in the accompanying proxy statement.

Sincerely,

Clark C. Smith

Chairman, President and
Chief Executive Officer of Buckeye GP LLC,
general partner of Buckeye Partners, L.P.

April 17, 2019

Notice of

Annual Meeting of Limited Partners

Tuesday, June 4, 2019

9:00 a.m. Local Time

DoubleTree Hotel, 6 Greenway Plaza, Houston, Texas 77046

To the Unitholders of Buckeye Partners, L.P.:

The annual meeting of limited partners of Buckeye Partners, L.P. will be held at the DoubleTree Hotel, 6 Greenway Plaza, Houston, Texas 77046, on June 4, 2019 at 9:00 a.m. local time to consider the following matters:

1.	The election of three Class III directors to our general partner’s board of directors to serve until the 2022 annual meeting of limited partners;
2.	The ratification of the selection of Deloitte & Touche LLP (“Deloitte”) as Buckeye Partners, L.P.’s independent registered public accountants for 2019;
3.	The approval, in an advisory vote, of our executive compensation; and
4.	The transaction of any other business as may properly come before the annual meeting or any adjournments thereof, including, without limitation, the adjournment of the annual meeting in order to solicit additional votes from unitholders with respect to the foregoing proposals.

Only unitholders of record at the close of business on April 8, 2019 are entitled to attend or vote at the annual meeting or any adjournments thereof.

Your vote is important! Your broker cannot vote your units on your behalf for certain of management’s proposals until it receives your voting instructions. For your convenience, internet and telephone voting are available. The instructions for voting by internet or telephone are set forth on your proxy card. If you prefer, you may vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

By Order of the Board of Directors of Buckeye GP LLC, as general partner of Buckeye Partners, L.P.

Houston, Texas

Dated: April 17, 2019

Todd J. Russo

Senior Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Limited Partners to Be Held on June 4, 2019.

This notice, together with the accompanying proxy statement and related form of proxy and our 2018 Annual Report to unitholders are available at http://www.astproxyportal.com/ast/17265/.

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Proxy Statement

These proxy materials, which we made available to our unitholders via the internet on or about April 17, 2019, are being furnished to you in connection with the solicitation of proxies by and on behalf of the board of directors of Buckeye GP LLC, a Delaware limited liability company (“Buckeye GP”), acting in its capacity as the general partner of Buckeye Partners, L.P., a Delaware limited partnership, for use at Buckeye Partners, L.P.’s 2019 annual meeting of limited partners or at any adjournments thereof. The meeting will be held at the DoubleTree Hotel, 6 Greenway Plaza, Houston, Texas 77046 on June 4, 2019 at 9:00 a.m. local time.

Holders of record of limited partnership units representing limited partnership interests (“LP Units”) at the close of business on April 8, 2019 are entitled to notice of, and are entitled to vote at, the annual meeting and any adjournments thereof, unless such adjournment is for more than 60 days, in which event our general partner’s board of directors is required to set a new record date. Unless otherwise indicated, the terms “the Partnership,” “Buckeye,” “our,” “we,” “us” and similar terms refer to Buckeye Partners, L.P., together with our subsidiaries.

Proposals

At our 2019 annual meeting of limited partners, we are asking our unitholders to consider and act upon the following proposals:

Proposals	Board Recommendation	Page Reference
Proposal 1. The election of three Class III directors to serve on our general partner’s board of directors until our 2022 annual meeting	FOR each nominee	8
Proposal 2: The ratification of the selection of Deloitte & Touche LLP (“Deloitte”) as Buckeye’s independent registered public accountants for 2019	FOR	50
Proposal 3: The approval, in an advisory vote, of our executive compensation	FOR	50

Outstanding LP Units Held on Record Date

As of the record date, there were 153,917,641 LP Units outstanding and entitled to vote at the annual meeting.

Quorum Required

The presence, in person or by proxy, of the holders as of the record date of a majority of our outstanding LP Units is necessary to constitute a quorum for purposes of voting on the proposals at the annual meeting. Votes that are cast but marked “Withheld” for the election of one or more directors will count as “units present” at the meeting for purposes of establishing a quorum on the proposals. Abstentions and broker non-votes will count as “units present” at the meeting for purposes of determining a quorum. A broker non-vote occurs when a broker or other nominee who holds units for the beneficial owner votes on at least one item but does not vote on a particular other item because the broker or nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the units.

Vote Required

Directors serving on our general partner’s board of directors are elected by a plurality of the votes cast by the holders of our outstanding LP Units. A plurality occurs when more votes are cast for a candidate than those cast for an opposing candidate. Each LP Unit entitles the holder thereof as of the record date to one vote.

Unitholders are not entitled to use cumulative voting. Cumulative voting is a system for electing directors whereby a security holder is entitled to multiply his number of securities by the number of directors to be elected and cast the total number of votes for a single candidate or a select few candidates.

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The approval of the ratification of our independent registered public accountants for 2019 and the advisory vote on executive compensation each require the affirmative vote of the holders of a majority of the outstanding LP Units present in person or by proxy and entitled to vote on the matter.

All items on the ballot are “non-routine” matters under New York Stock Exchange (“NYSE”) rules except ratification of the independent registered public accountants. Brokerage firms are not entitled to vote any LP Units on non-routine items without receiving instructions from the beneficial owner of the LP Units, and proxies that are returned without a vote on those proposals are referred to as “broker non-votes.” Broker non-votes are counted for purposes of determining whether a quorum is present, but will have no effect on the outcome of the vote for any proposal.

For more information on voting and attending the annual meeting, please see Other Information beginning on page 52.

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PROPOSAL 1	Election of Directors

We are a limited partnership. We do not have our own board of directors. We are managed and operated by the officers of, and are subject to the oversight of the board of directors of, our general partner. Our unitholders are entitled to elect the members of our general partner’s board of directors (the “Board”).

The total number of directors on the Board is currently ten. The terms of the directors of the Board are “staggered” and the directors are divided into three classes. At each annual meeting, only one class of directors is elected and, upon election, directors in that class serve for a term of three years, subject to a director’s earlier resignation, death or removal. If a director is elected to the Board to fill a vacancy, that director will have the same remaining term as his or her predecessor. For detailed information about the functioning and structure of the Board, please see the section of this proxy statement entitled “Corporate Governance” beginning on page 12.

At the 2019 annual meeting, our unitholders will consider and act upon a proposal to elect three Class III directors to the Board to serve until the 2022 annual meeting of limited partners. Each of the nominees has consented to serve as a director if so elected. The persons named as proxies in the accompanying proxy card, who have been designated by the Board, intend to vote the LP Units with respect to which proxies have been granted them in favor of the election of the director nominees unless otherwise instructed by the unitholder granting such proxy. If any nominee in favor of whom a proxy has been granted becomes unable for any reason to stand for election as a director of our general partner, the persons named as proxies in the accompanying proxy card will vote for the election of such other person or persons as the Board may recommend and propose to replace such nominee.

Information concerning the Class III directors nominated for election at the annual meeting, along with information concerning the current Class I and Class II directors whose terms of office will continue after the annual meeting, is set forth below.

Class III Directors with terms expiring in 2019 and nominated for re-election with terms to expire in 2022

OLIVER “RICK” G. RICHARD, III

Director Since 2009

Age 66

Independent

Oliver “Rick” G. Richard, III became a director of the general partner of Buckeye GP Holdings, L.P., the former parent company of Buckeye GP (“BGH”), on February 17, 2009 and prior to that served as a director of BGH’s general partner from April 2008. He is the owner and president of Empire of the Seed LLC, a private consulting firm in the energy and management industries, as well as the private investments industry. Mr. Richard served as Chairman, President and Chief Executive Officer (“CEO”) of Columbia Energy Group from April 1995 until it was acquired by NiSource Inc. in November 2000. Mr. Richard was appointed by President Reagan and confirmed by the United States Senate to the Federal Energy Regulatory Commission (“FERC”), serving from 1982 to 1985. Mr. Richard serves as a director of the general partner of Cheniere Energy Partners, L.P. (NYSE MKT: CQP), where he is a member of the audit and the conflicts committees, and American Electric Power Company, Inc. (NYSE: AEP), where he is a member of the human resources, policy, and nuclear oversight committees. Mr. Richard’s breadth of experience in the energy sector, including being the chairman, president and CEO of a Fortune 500 company and commissioner of the FERC, have given him business, leadership and communication skills that make him exceptionally well-qualified to serve on our Board.

CLARK C. SMITH

Director Since 2007

Age 64

Clark C. Smith was named Chairman, President and CEO of Buckeye GP in August 2014. He served as President and CEO of Buckeye GP from February 2012 to August 2014 and President and Chief Operating Officer of Buckeye GP from February 2009 to February 2012. Prior to joining the management team in February 2009, he served on the board of directors of Buckeye GP from October 2007 until February 2009. From June 2004 through June 2007, Mr. Smith served as Managing Director of Engage Investments, L.P., a private company established to provide consulting services to, and to make equity investments in, energy-related businesses. Mr. Smith was Executive Vice President of El Paso Corporation and President of El Paso Merchant Energy Group, a division of El Paso Corporation, from August 2000 until May 2003, and a private investor from May 2003 to June 2004. Mr. Smith’s extensive experience in the energy sector, including his prior officer and director positions with Buckeye, and his position as President and CEO of Buckeye, have given him valuable knowledge about the Partnership’s business and industry, qualify him to serve on our Board, and make him an asset to the Board.

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FRANK S. SOWINSKI

Director Since 2006

Age 63

Lead Independent Director

Frank S. Sowinski is our Lead Independent Director. He became a director of BGH’s general partner on August 4, 2006 and, in connection with the merger of BGH with us on November 19, 2010 (the “Merger”), resigned from BGH’s general partner’s board and joined the Buckeye GP board. From February 2001 until August 2006, Mr. Sowinski served as director of Buckeye GP. Since January 2006, he has been a Management Affiliate of MidOcean Partners, a private equity investor. From October 2004 to January 2006, Mr. Sowinski was a private investor and prior thereto, he served as Executive Vice President of Liz Claiborne, Inc. from January 2004 until October 2004. Mr. Sowinski served as Executive Vice President and Chief Financial Officer of PwC Consulting, a systems integrator company, from May 2002 to October 2002. Mr. Sowinski also served as Vice Chairman of two portfolio companies of MidOcean Partners: The Allant Group, a marketing services company, and LegalShield, a specialized legal service products company, from October 2009 through January 2016 and from January 2011 through June 2016, respectively. Mr. Sowinski joined the Board of CDK Global Inc. (NASDAQ: CDK) in October 2014, where he chairs the audit committee and is a member of the nominating and corporate governance committee. The operational and business skills Mr.  Sowinski developed through his past experience in information services, consulting and retail apparel make him an important voice as an independent director on our Board.

Class I Directors with terms expiring in 2020

BARBARA J. DUGANIER

Director Since 2013

Age 60

Independent

Barbara J. Duganier became a director of Buckeye GP on October 4, 2013. In the decade prior to joining the Board, Ms. Duganier was a Managing Director at Accenture Plc (“Accenture”) and held various leadership and management positions in Accenture’s outsourcing business, including as Global Chief Strategy Officer and as Global Growth and Offering Development Lead. A year prior to joining Accenture, she served as an independent consultant to Duke Energy North America at Duke Energy Corporation. From 1979 to 2002, Ms. Duganier, who is a licensed Certified Public Accountant, worked at Arthur Andersen LLP, where she served as an auditor and financial consultant, as well as in various leadership and management roles, including as Global Chief Financial Officer of Andersen Worldwide. Ms. Duganier is currently a director of Noble Energy, Inc. (NYSE: NBL) where she serves on the audit committee and the corporate governance and nominating committee. She is also a director of MRC Global Inc. (NYSE: MRC) where she serves as chair of the audit committee and a member of the governance committee. Ms. Duganier is also the President and a member of the board of the National Association of Corporate Directors (“NACD”) Texas TriCities Chapter as well as an NACD Leadership Fellow and has received the NACD’s certification in cybersecurity oversight. She serves as the Chair of the audit committee of Genesys Works, a not-for-profit organization that trains and places at-risk high school students in accounting and IT internships. Ms. Duganier is a former director and member of the enterprise and risk oversight and compensation committees of HCC Insurance Holdings, which was sold in 2015 to Tokio Marine Holdings. Ms. Duganier’s board experience, training and extensive experience as a Certified Public Accountant, her track record of leading large organizations, and her business experience both within and outside of the energy industry make her well-qualified to serve on our Board.

JOSEPH A. LASALA, JR.

Director Since 2007

Age 64

Independent

Joseph A. LaSala, Jr. became a director of BGH on July 26, 2007 and, effective November 19, 2010 in connection with the Merger, resigned from BGH’s general partner’s board and joined the Buckeye GP board. From April 2001 until July 2007, Mr. LaSala served as director of Buckeye GP. Since May 2017, Mr. LaSala has been a private investor. From April 2015 until his retirement in May 2017, Mr. LaSala served as General Counsel of Publicis Groupe. From February 2011 through February 2015, Mr. LaSala served as Senior Vice President, General Counsel and Secretary of Sapient Corporation, which was acquired by Publicis Groupe in February 2015. From January 2008 through December 2010, he served as Senior Executive Vice President, General Counsel and Secretary of Discovery Communications, Inc. From July 2001 to January 2008, Mr. LaSala served as Vice President, General Counsel and Secretary of Novell, Inc. Mr. LaSala’s breadth of experience serving as general counsel to public companies has given him valuable knowledge and insights with respect to SEC reporting, establishing and maintaining internal controls and implementing appropriate corporate governance practices. Coupled with Mr. LaSala’s past experience in the energy industry, these attributes uniquely qualify him to serve on our Board.

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LARRY C. PAYNE

Director Since 2014

Age 71

Independent

Larry C. Payne became a director of Buckeye GP on September 29, 2014. Mr. Payne is currently President and CEO of LESA & Associates, LLC, a private midstream energy consulting company. Previously, Mr. Payne has served as Interim President of Magnum NGLs, LLC, a private company engaged in natural gas liquids storage, President and Chief Operating Officer of Lansing NGL Services Natural Gas Liquids Division, a division of Lansing Trade Group, LLC, a commodities trading company and President and Chief Operating Officer of SemStream, LP, a private midstream energy company engaged in natural gas liquids supply and marketing. In addition, during his career, Mr. Payne has served in senior management positions at Williams Companies, Texaco, and Ferrellgas. Mr. Payne currently is a member of the board of Unit Corporation (NYSE: UNT), where he is a member of the audit and nominating & governance committees. He also serves on the advisory board for Haddington Ventures, L.L.C., a private equity and venture capital firm specializing in the midstream energy infrastructure sector. Mr. Payne currently serves on the board of directors for the following non-profit organizations: the Wayman Tisdale Foundation, the Board of Trustees for the Metropolitan Baptist Church and the CEO Advisory Board for Big Brothers Big Sisters of Oklahoma. The leadership skills and industry expertise Mr. Payne developed over his long career in the energy sector make him a respected and important independent voice on our Board.

MARTIN A. WHITE

Director Since 2009

Age 77

Independent

Martin A. White became a director of BGH’s general partner on April 30, 2009 and, effective November 19, 2010 in connection with the Merger, resigned from BGH’s general partner’s board and joined the Buckeye GP board. Since August 2006, Mr. White has been a private investor. Prior thereto, Mr. White was employed for 15 years by MDU Resources Group, Inc. (NYSE: MDU), which operates in three core lines of business—energy, utility resources and construction materials. From August 1997 until his retirement in August 2006, Mr. White served as President and CEO of MDU. Mr. White was also the Chairman of the board of directors of MDU from February 2001 until his retirement. Mr. White was an employee of Montana Power Company from 1966 until 1991, with his last position being President and CEO of Entech, Inc., a non-utility subsidiary of Montana Power Company involved in the oil and natural gas industry, coal mining, real estate and technical communications between electric generating facilities. Mr. White also served as a director of Plum Creek Timber Company, Inc. (NYSE: PCL) from 2006 to 2016 and was a director of First Interstate BancSystem, Inc. (NASDAQ: FIBK) from 2005 to 2011. Mr. White’s breadth of experience in the energy sector, including being the chairman, president and CEO of a Fortune 500 company, have given him business, leadership and communication skills that more than qualify him to serve on our Board.

Class II Directors for terms to expire in 2021

PIETER BAKKER

Director Since 2011

Age 75

Independent

Pieter Bakker became a director of Buckeye GP on May 5, 2011. He had served as President of Vopak North America at Royal Vopak N.V. (“Vopak”) from 2005 until his retirement in 2009 and before that as President of Vopak Latin America at Vopak. He started his career in Europe with Akzo Nobel Chemicals Inc. and Conoco Inc. (NYSE: COP), and after that he spent almost 25 years in Latin America for Chemical Distributor HCI and Vopak. Mr.  Bakker was appointed Chairman of Bahamas Oil Refining Company International Limited (now Buckeye Bahamas Hub Limited) in March 2009. Since 2009, Mr. Bakker’s principal occupation has been as a private investor. He is also currently the Executive Chairman of First Reserve Tank Terminals Houston. Mr. Bakker has more than 50 years of experience in the tank storage business, and his breadth of experience and knowledge of the international marine terminal industry uniquely qualify him to serve on our Board.

BARBARA M. BAUMANN

Director Since 2014

Age 63

Independent

Barbara M. Baumann became a director of Buckeye GP on September 29, 2014. Ms. Baumann is currently President of Cross Creek Energy Corporation, a private energy advisory firm with investments in domestic oil and natural gas. Previously, Ms. Baumann served in various areas of finance and operations during an 18-year career with Amoco Corporation (“Amoco”) (later BP Amoco). These roles included Chief Financial Officer of Ecova Corp., a wholly owned environmental-remediation unit of Amoco, and Vice President of Amoco’s San Juan Basin business unit. Ms. Baumann is a senior advisor for First Reserve Corporation, a private equity investment firm focused on the energy industry. Ms. Baumann is a veteran of numerous public and private company boards and currently serves on the board of Devon Energy Corporation (NYSE: DVN), where she is a member of the audit and nominating & governance committees. In addition, Ms. Baumann serves as an independent trustee for the Putnam Mutual Funds. Ms. Baumann is the Treasurer of the board of The Denver Foundation, is Chair of the Board of Trustees of Mount Holyoke College, and serves on the finance committee of Children’s Hospital of Colorado. The financial and industry expertise Ms. Baumann has developed over her career, coupled with the breadth of her experience serving on public and private company boards, makes her a strong and valued member of our Board.

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MARK C. MCKINLEY

Director Since 2007

Age 62

Independent

Mark C. McKinley became a director of Buckeye GP on October 1, 2007. He serves as Managing Partner of MK Resources, a private oil and gas development company specializing in the recovery and production of crude oil and the development of unconventional resource projects. Mr. McKinley is a director of the Merrymac McKinley Foundation and the Tip of the Spear Foundation. He is also President and a director of Labrador Oil Company, a private oil and gas exploration and development firm. Mr. McKinley is managing partner of M Natural Resources, a private investment firm with investments in energy and real estate. Mr. McKinley has been a director of Anadarko Petroleum Corporation (NYSE: APC) since February 2015 and serves on its audit committee. The operational and business skills Mr. McKinley developed through his experience in oil and gas development and other energy investments make him an important voice as an independent director on our Board.

The Board of Directors of our general partner unanimously recommends that unitholders vote “FOR” the election of Oliver G. Richard, III, Clark C. Smith, and Frank S. Sowinski to class III of our general partner’s Board of Directors.

Front row: Frank S. Sowinski, Clark C. Smith, Pieter Bakker, Oliver “Rick” G. Richard, III

Back row: Joseph A. LaSala, Jr., Barbara J. Duganier, Martin A. White, Larry C. Payne, Barbara M. Baumann, Mark C. McKinley

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Corporate Governance

Board Leadership and Governance

Our Board, with the assistance of the nominating and corporate governance committee, evaluates its size, function, needs and composition on an annual basis, with the intent that the Board as a whole collectively possess a broad range of skills, expertise, industry and other knowledge, and business, diversity and other experience useful to the effective oversight of Buckeye’s business.

We do not have a formal policy requiring the roles of Chief Executive Officer and Chairman of the Board to be held by separate persons. At different times in Buckeye’s history, the roles of Chief Executive Officer and Chairman of the Board have been held by the same person. The full Board and nominating and corporate governance committee believe that it is important to retain the flexibility to make this determination at any given point in time based on what they believe will provide the best leadership structure for Buckeye at that time.

Clark C. Smith is Buckeye’s Chairman of the Board and Chief Executive Officer. Additionally, Buckeye has a Lead Independent Director, Frank S. Sowinski, who was elected by the independent members of the Board. The Lead Independent Director has the following responsibilities:

Preside at executive sessions of the Board and Board meetings where the Chairman is not present;
Serve as liaison between the independent directors and the Chairman and management as necessary;
Have the authority, along with the Chairman and CEO, to approve Board meeting agendas and information sent to the Board;
Oversee the annual self-evaluation process of the Board and its committees;
Have the authority to call meetings of the independent directors; and
If requested by major unitholders, ensure that he or she is available for consultation and communication as necessary after discussion with the Chairman and CEO.

The Board believes that its current leadership structure, with Mr. Smith serving as both Chief Executive Officer and Chairman of the Board, provides unified leadership and direction for Buckeye and gives clear focus for management to execute Buckeye’s strategy and business plans while also recognizing the unique strengths and capabilities of our directors. A Lead Independent Director with the clearly defined responsibilities and duties set forth above further enhances the contributions of our independent directors, which have been and continue to be significant. The nominating and corporate governance committee will continue to evaluate Buckeye’s leadership structure to ensure the Board’s structure is appropriate at all times and will recommend to the Board changes to that structure when appropriate.

The Board has implemented a number of governance practices designed to ensure it can undertake its responsibilities effectively. Each year, the Board has meetings dedicated solely to strategic planning and risk management, respectively. From time to time, the Board also holds a meeting at a location of the Partnership’s assets and conducts a site visit to better familiarize itself with the Partnership’s business. All directors are invited to attend all meetings of the committees of the Board and, to permit attendance, committee meetings are not scheduled concurrently. Directors are provided with continuing education, including business-specific learning opportunities through site visits and briefing sessions led by internal experts or third parties on topics that are relevant to the Partnership. Directors are also encouraged to attend additional continuing education programs designed to enhance the performance and competencies of individual directors and the Board.

In addition, under the Board’s custom and practice, all directors are encouraged to communicate directly with management, and any director can, and many directors from time to time do, establish agenda items for Board meetings.

All of our non-management directors are independent. Our independent directors also meet in executive session outside of the presence of any management directors and any other members of our management who may otherwise be present after every regularly scheduled Board meeting, which is typically at least seven times per year. Further, the nominating and corporate governance committee encourages the chairs of each of the committees of the Board to engage directly with the Chief Executive Officer and other members of management.

For more information about contacting our Board, please see the section below entitled “Communication with the Board of Directors.”

Director Independence

Pursuant to Section 303A.00 of the NYSE Listed Company Manual, unlike NYSE-listed corporations, limited partnerships like us are not required to have a majority of our directors be independent. However, except for Mr. Smith, all of our general partner’s directors are “independent” as that term is defined in the applicable NYSE rules and Rule 10A-3 of the Exchange Act. In determining the independence of each director for purposes of the NYSE listing standards, the Board has adopted certain categorical standards. Pursuant to such categorical standards, a director will not be deemed independent for purposes of the NYSE listing standards if:

the director is, or has been within the last three years, an employee of the Partnership, or an immediate family member is, or has been within the last three years, an executive officer of the Partnership;

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the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Partnership, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
(i) the director is a current partner or employee of a firm that is the Partnership’s internal auditor or independent registered public accountants; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who personally works on the Partnership’s audit, assurance or tax compliance (but not tax planning) engagement; or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Partnership’s audit within that time;
the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Partnership’s present executive officers at the same time serves or served on that company’s compensation committee;
the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Partnership for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million, or 2% of such other company’s consolidated gross revenues; or
the director serves as an executive officer of a charitable organization and, during any of the past three fiscal years, the Partnership made charitable contributions to the charitable organization in any single fiscal year that exceeded $1.0 million or 2%, whichever is greater, of the charitable organization’s consolidated gross revenues.

For the purposes of these categorical standards, the term “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

Risk Oversight

The Board works with management to identify and assess the most significant risks to the Partnership and ensure that management implements appropriate mitigation strategies and, where appropriate, emergency response plans for such risks. In undertaking its risk management responsibilities, the Board regularly discusses risk at its meetings, and KPMG LLP, in its capacity as internal auditor for the Partnership, assists the Board in evaluating risk. In addition, the Board holds an annual meeting dedicated primarily to risk management. Although the Board has ultimate responsibility for overseeing specific aspects of the risk management process, the committees of the Board also have certain responsibilities for risk management. The Board is advised by the committees of significant risks and management’s responses via periodic updates.

On behalf of the Board, the audit committee plays a key role in the oversight of the Partnership’s risk management function. The audit committee reviews with the Partnership’s management the Partnership’s areas of material exposure with respect to financial risk, tax regulation risk as well as the Partnership’s policies and processes with respect to financial risk assessment and risk management and oversees risks arising from related person transactions. The audit committee is also responsible for certain information technology-related risks, including the Partnership’s internet technology policies and certain aspects of business disruption, disaster recovery and cybersecurity risk. We have implemented protocols to test for breaches, identify and address weaknesses and report discovered issues, including elevating such reporting to the audit committee where appropriate.

The audit committee oversees our risk management policy related to our products marketing business. The risk policy establishes a risk committee composed of management of the Partnership and specifically limits the maximum financial obligations and exposure to which the Partnership can be committed with respect to the products marketing business. The policy also identifies certain transactions or activities of the product marketing business that require risk committee approval prior to being undertaken as well as transactions and activities that can only be approved by our audit committee. The risk committee provides a quarterly report to the audit committee on activities and exposures covered by the policy and updates the audit committee more frequently on such matters as needed. Any amendment of the risk policy must be approved by the audit committee.

The compensation committee oversees risk management as it relates to our compensation plans, policies and practices, including ensuring such plans, policies and practices guard against the risks of being unable to sufficiently attract and retain talent. The compensation committee meets with management to review whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks that could have a material adverse effect on the Partnership. The nominating and corporate governance committee oversees risks related to the Partnership’s governance structure and processes as well as risks related to the management of human capital. The health, safety, security and environmental (“HSSE”) committee oversees risks related to HSSE matters with respect to the Partnership’s assets and operations, including environmental, safety, and security-related (both physical security and the implications of cybersecurity) risks, certain risks related to changes in regulation or the political climate and certain aspects of business disruption and disaster recovery risk.

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Board Evaluation Process

The Board undertakes a comprehensive self-evaluation on an annual basis to assess whether the Board, its committees and the directors are effectively fulfilling their obligations. As part of the annual self-evaluation process, each director completes a written questionnaire regarding a number of items related to Board and committee functions and processes, as well as the contributions of individual directors. Outside counsel receives and reviews the completed questionnaires and compiles a summary detailing the results for each line of inquiry and overall key findings. The Lead Independent Director evaluates the summary findings and conducts an interview with each director to discuss the feedback provided. Results of the process are then utilized by the Board to further improve the execution of its responsibilities. Board practices that have been enhanced or adopted as a result of feedback obtained during the annual self-evaluation process include increasing allotted time for executive sessions around Board meetings and providing more opportunities for on-site, Buckeye-specific training sessions for directors.

Meetings of the Board of Directors and its Committees

The Board held twenty-three Board meetings, eleven audit committee meetings, six compensation committee meetings, six nominating and corporate governance committee meetings and four HSSE committee meetings, which is a total of fifty meetings during 2018. During 2018, no directors attended fewer than 75% of (1) the total number of meetings of the Board held during the period for which she or he was a director and (2) the total number of meetings held by all committees of the Board on which she or he served during the periods that she or he served. The Board does not have a policy with respect to the Board members’ attendance at annual meetings. One of our Board members attended our 2018 annual unitholder meeting.

Board Committees

The Board has the following four standing committees: (1) audit committee; (2) compensation committee; (3) nominating and corporate governance committee; and (4) HSSE committee.

The table below indicates the members of each committee of our Board:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	HSSE Committee
Clark C. Smith
Pieter Bakker
Barbara M. Baumann		(1)
Barbara J. Duganier
Joseph A. LaSala, Jr.
Mark C. McKinley
Larry C. Payne
Oliver “Rick” G. Richard, III
Frank S. Sowinski
Martin A. White

(1)	Barbara M. Baumann has acted as Interim Chair to the compensation committee since October 31, 2018.

Each of the committees of the Board has a written charter and a copy of each of those charters is available on our website. Please see the section of this proxy statement entitled “Where You Can Find More Information About Us—Helpful Resources” on page 54.

AUDIT COMMITTEE

The members of the audit committee are independent directors (as that term is defined in the applicable NYSE rules and Rule 10A-3 of the Exchange Act) and non-employee directors of our general partner. The Board has determined that no audit committee member has a material relationship with the general partner or with Buckeye. The Board has also determined that each of the members of the audit committee—Mmes. Baumann and Duganier and Messrs. Payne and Sowinski—qualifies as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K.

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The audit committee provides independent oversight with respect to our internal controls, accounting policies, financial reporting, internal audit function and independent registered public accountants. The audit committee reviews the quality, independence and objectivity of the independent registered public accountants and internal audit function. The audit committee has sole authority as to the retention, evaluation, compensation and oversight of the work of the independent registered public accountants. The independent registered public accountants report directly to the audit committee. The audit committee has sole authority to approve all audit and non-audit services provided by the independent registered public accountants. The audit committee annually reviews and approves our internal audit plan and also regularly meets with the internal auditors to review internal controls and Sarbanes-Oxley Act compliance. The audit committee reviews, approves and ratifies transactions with related persons required to be disclosed under Securities and Exchange Commission (“SEC”) rules. The audit committee also provides independent oversight with respect to our information technology policies and programs, our risk management policy related to our products marketing business, and our compliance with certain legal and regulatory requirements, including domestic and foreign anti-corruption laws.

The audit committee has established procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

These procedures are part of the Business Code of Conduct and are available on our website. Please see the section of this proxy statement entitled “Where You Can Find More Information About Us—Helpful Resources” on page 54.

COMPENSATION COMMITTEE, COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Unlike NYSE-listed corporations, as a limited partnership that is listed on the NYSE, we are not required to have a compensation committee. However, the Board has determined that a compensation committee is appropriate in order to conform to best governance practices. The current members of the compensation committee, set forth in the table above under the heading “Board Committees”, are independent (as that term is defined in the applicable NYSE rules and Rule 10C-1 of the Exchange Act) and are non-employee directors (as that term is defined in Rule 16b-3 of the Exchange Act).

The compensation committee establishes and oversees the administration of all of our compensation philosophies and policies. The compensation committee establishes, reviews and approves compensation for our CEO and our other executive officers, including our named executive officers, and the CEO reviews with the compensation committee compensation for our other senior management members. Oversight of our compensation plans is the compensation committee’s responsibility. The compensation committee also, in coordination with the nominating and corporate governance committee, assists the Board with CEO succession planning and the Board conducts periodic reviews of talent development and succession planning activities, emphasizing career development of management talent. The compensation committee has authority to select and oversee outside compensation advisors, including consultants, legal counsel and other advisors retained to review or make recommendations on our compensation programs. The compensation committee has the authority to enter into retention agreements with any such advisors establishing the fees payable to such advisors by the Partnership and any other retention terms.

The chair of the compensation committee and the Lead Independent Director meet with the CEO annually to discuss the CEO’s performance as well as the Board’s expectations going forward. The compensation committee may seek guidance or input from the CEO when making determinations about the compensation of the other executive officers. The CEO also may provide recommendations to the compensation committee concerning the high-level allocation of incentive award pools among senior management other than executive officers. The CEO also may determine the salaries and amounts of individual incentive awards to senior management members other than executive officers.

The compensation committee retained Aon Hewitt as its independent compensation consultant for evaluating and advising on the compensation of its officers and directors in 2018. The compensation committee has considered whether the work performed by Aon Hewitt for 2018 created any conflict and has determined it did not. In addition, the compensation committee has considered whether the work performed to date and to be performed by Aon Hewitt for the compensation committee in 2019 will create any conflict of interest and has determined that it will not. In making such determinations with respect to the services of Aon Hewitt, the compensation committee considered the factors set forth in Rule 10C-1(b)(4) of the Exchange Act regarding compensation advisor independence. See the discussion below under the heading “Compensation Discussion and Analysis—Administration of Executive Compensation Programs and Methodology” for more information about the compensation committee’s use of compensation consultants, including the scope of the services for which Aon Hewitt was engaged.

In addition, Aon Risk Services, Inc., an affiliate of Aon Hewitt, was separately retained by the Partnership to provide additional services, primarily property, casualty and insurance consulting services, that were unrelated to executive and director compensation matters. The decision to retain Aon Risk Services, Inc. was made by management and was not subject to the approval of the Board. The aggregate fees paid for these additional services were $1,323,394 in 2018, which represent less than 1% of Aon Corporation’s total revenue for the year ended December 31, 2018.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Unlike NYSE-listed corporations, as a limited partnership that is listed on the NYSE, we are not required to have a nominating and corporate governance committee. However, the Board has determined that a nominating and corporate governance committee is appropriate in order to conform to best governance practices. The members of the nominating and corporate governance committee are independent, non-employee directors. The nominating and corporate governance committee considers diversity of skills,

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gender, age and ethnicity as it identifies and evaluates qualified director candidates for the Board. The nominating and corporate governance committee develops and recommends to the Board corporate governance policies and procedures appropriate for the Partnership. The nominating and corporate governance committee makes recommendations to the Board concerning structure and membership matters with respect to the Board and its committees, oversees the orientation and continuing education programs for the Board, reviews directors’ and officers’ indemnification and insurance matters, reviews certain conflicts of interest between the general partner and the Partnership, and reviews potential conflicts of interest between Board members and the Partnership, including monitoring the membership of directors on other company boards. The nominating and corporate governance committee also, in coordination with the compensation committee, ensures the Partnership has appropriate succession planning and talent development processes in place. Additionally, the nominating and corporate governance committee receives periodic reports regarding issues relating to social responsibility, public policy, philanthropy, and government relations.

HEALTH, SAFETY, SECURITY AND ENVIRONMENTAL COMMITTEE

While we are not required to have an HSSE committee, the Board has determined that an HSSE committee is in order to conform to best governance practices. The HSSE committee assists the Board in fulfilling its oversight responsibilities with respect to the Board’s and our continuing commitment to minimizing the impact of our assets on the environment, ensuring the safety and security of our employees and the public and assuring that our businesses and facilities are operated and maintained in a safe and environmentally sound manner. The HSSE committee reviews and oversees the Partnership’s HSSE policies, programs, issues and initiatives, and reports to the Board on HSSE matters affecting the Partnership and the public. The HSSE committee recommends to our compensation committee the yearly HSSE goals under the Annual Incentive Compensation Plan. In addition, the members of the HSSE committee on occasion attend the Partnership’s regularly scheduled emergency response drills to better understand, as well as emphasize the importance of, response preparedness. The HSSE committee has authority, in consultation with management, to retain outside counsel or other experts and advisors to aid in its review and oversight of HSSE matters. The members of the HSSE committee are all independent directors.

Other Corporate Governance Matters

We have a Code of Ethics for Directors, Executive Officers and Senior Financial Employees that applies to, among others, the CEO, CFO and Principal Accounting Officer of Buckeye GP, as required by Section 406 of the Sarbanes Oxley Act of 2002, as well as a Business Code of Conduct that applies to all employees. Furthermore, we have Corporate Governance Guidelines and a charter for each of the committees of the Board. Each of the foregoing is available on our website. Please see the section of this proxy statement entitled “Where You Can Find More Information About Us—Helpful Resources” on page 54. We provide copies, free of charge, of any of the foregoing upon receipt of a written request. We disclose amendments to, or director and executive officer waivers from, the Code of Ethics, if any, on our website, or by Form 8-K to the extent required.

You also can find information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005 or at the NYSE’s Internet site (www.nyse.com). The certifications of Buckeye GP’s CEO and CFO required by Section 302 of the Sarbanes-Oxley Act have been included as exhibits to Buckeye’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Our Culture

The Partnership’s culture is rooted in an unwavering commitment to safety, environmental responsibility, regulatory compliance, and personal integrity. We believe that our commitment to these core principles helps create value for our unitholders over time. Our Board, directly and through its committees, monitors and assesses our culture and seeks to ensure Buckeye’s long-term strategy aligns with that culture.

We have had a HSSE committee since 2010 and we administer a company-wide safety training program involving all field employees, senior management and directors. Beginning in 2018, our compensation committee, with input from our HSSE committee, began establishing yearly HSSE goals as a component of the Annual Incentive Compensation Plan. Please see the section of this proxy statement entitled “Compensation Discussion and Analysis—Annual Cash Incentive Compensation” on page 28 for more information.

We strive to be a good corporate citizen in the communities in which we operate. As part of that effort, the Partnership makes donations to non-profit organizations, emergency responders, community groups and community projects located within our market areas. In 2016, we formed the Buckeye Partners Foundation (the “Foundation”), a 501(c) (3) qualified, non-profit charitable organization. The Foundation was initially conceived as a way to provide hardship relief to our employees and their families in the aftermath of Hurricane Matthew. To date, the Foundation has raised money primarily through donations from the Partnership and Buckeye employees and has been a meaningful source of aid for our employees and their families who have suffered from financial need due to natural disasters, including Hurricanes Harvey, Irma, Matthew, and Maria.

We believe our culture and commitment to employees and community helps us to attract and retain highly skilled and experienced people.

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Board Candidates

The nominating and corporate governance committee will consider all unitholder recommendations for candidates for the Board, which should be sent to the nominating and corporate governance committee, c/o Todd J. Russo, Senior Vice President, General Counsel and Secretary, Buckeye Partners, L.P., One Greenway Plaza, Suite 600, Houston, Texas 77046. The general qualifications and specific qualities and skills established by the nominating and corporate governance committee for directors are included in Section I of our Corporate Governance Guidelines, which are available on our website. Please see the section of this proxy statement entitled “Where You Can Find More Information About Us—Helpful Resources” on page 54. We believe that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the unitholders. They also must have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have the Board possess a range of experience in areas that are relevant to the Partnership’s business and operations. The nominating and corporate governance committee’s evaluation of director nominees takes into account their ability to contribute to the diversity of background and experience represented on the Board, and the nominating and corporate governance committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board.

The nominating and corporate governance committee also considers candidates recommended by current directors, company officers, employees and others. The nominating and corporate governance committee evaluates all nominees for directors in the same manner regardless of the source of the recommendation.

Communication with the Board of Directors

A holder of our LP Units or other interested party who wishes to communicate with the non-management directors of Buckeye GP may do so by contacting Todd J. Russo, Senior Vice President, General Counsel and Secretary, Buckeye Partners, L.P., One Greenway Plaza, Suite 600, Houston, Texas 77046. Communications will be relayed to the intended recipient on the Board except in instances where it is deemed unnecessary or inappropriate to do so. Any communications withheld under those guidelines will nonetheless be recorded and available for any director who wishes to review them.

NYSE Corporate Governance Listing Standards

The NYSE requires the CEO of each listed company to certify annually that he is not aware of any violation by the company of the NYSE corporate governance listing standards as of the date of the certification, qualifying the certification to the extent necessary. The CEO of Buckeye GP provided such certification to the NYSE in 2018 without qualification.

Report of the Audit Committee

The audit committee of the board of directors of Buckeye GP (the “Board”), acting in its capacity as the general partner of the Partnership, oversees the Partnership’s financial reporting process on behalf of the Board. A description of the audit committee’s responsibilities is included in this proxy statement on page 14 under the heading “Audit Committee” in the “Board Committees” section. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.

In fulfilling its oversight responsibilities, the audit committee met with the Partnership’s internal auditors and independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations and their evaluations of the Partnership’s internal controls. The audit committee also reviewed with management the audited financial statements contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the results of management’s assessment of the effectiveness of the Partnership’s internal control over financial reporting. The review included a discussion of the quality, not just the acceptability, of the accounting policies and practices, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Partnership’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The audit committee is responsible for appointing the Partnership’s independent registered public accounting firm.

The audit committee appointed Deloitte as the Partnership’s independent registered public accounting firm for 2019. A description of the audit committee’s process in connection with the appointment of Deloitte is described in this proxy statement on page 50 under the heading “PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.”

The audit committee discussed with Deloitte the matters required by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301, “Communication with Audit Committees,” including the quality, not just the acceptability, of the Partnership’s accounting policies and practices. The audit committee received the written disclosures and the letter from Deloitte required by the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence from management and the Partnership.

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Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

Dated: April 17, 2019

Submitted by:
THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
BUCKEYE GP LLC

Barbara J. Duganier, Chair
Barbara M. Baumann
Larry C. Payne
Frank S. Sowinski

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by Deloitte, its member firms and respective affiliates as Buckeye’s independent registered public accountants for the periods indicated:

	Year ended December 31,
	2018	2017
Audit Fees(1)	$2,931,500	$3,184,600
Audit-Related Fees(2)	20,000	197,500
Tax Fees(3)	1,098,628	1,318,065
All Other Fees	—	—
TOTAL	$4,050,128	$4,700,165
(1)	Audit fees represent amounts billed for each of the years presented for professional services rendered in connection with (i) the audit of our annual financial statements and internal controls over financial reporting, (ii) the review of our quarterly financial statements and (iii) audits of subsidiary financial statements. This information is presented as of the latest practicable date for this proxy statement.
(2)	Audit-related fees represent amounts billed in each of the years presented for assurance and related services that are reasonably related to the performance of the annual audit or quarterly reviews. This category primarily includes fees for services normally provided in connection with regulatory filings or engagements including comfort letters and other services related to SEC matters.
(3)	Tax fees represent amounts billed in each of the years presented for professional services rendered in connection with continued tax advice and tax planning. These tax advisory services relate to our former investment in VTTI and include due diligence work done in connection with divestitures, acquisition opportunities, tax planning and restructuring services. The tax fees also include tax services provided for U.S. and other international tax compliance requirements.

We have adopted a policy that all services provided by our independent registered public accountants, including audit services, audit-related services, tax services and other services, must be pre-approved by the audit committee. All services provided by Deloitte during the years ended December 31, 2018 and 2017 were pre-approved by the audit committee in compliance with the policy.

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Executive Officers of Our General Partner

CLARK C. SMITH

Chairman, President and Chief Executive Officer of Buckeye GP
Age 64

Clark C. Smith was named Chairman, President and Chief Executive Officer of Buckeye GP in August 2014. He served as President and Chief Executive Officer of Buckeye GP from February 2012 to August 2014 and President and Chief Operating Officer of Buckeye GP from February 2009 to February 2012. Prior to joining the management team in February 2009, he served on the board of directors of Buckeye GP from October 2007 until February 2009.

ROBERT A. MALECKY

Executive Vice President of Buckeye GP and President, Domestic Pipelines and Terminals
Age 55

Robert A. Malecky was named Executive Vice President of Buckeye GP and President, Domestic Pipelines and Terminals in January 2017. Mr. Malecky was Senior Vice President of Buckeye GP and President, Domestic Pipelines and Terminals from January 2012 to January 2017. Prior to this, Mr. Malecky was Senior Vice President, Customer Services of Buckeye GP from August 2011 to January 2012. He previously held the position of Vice President, Customer Services of Buckeye GP from February 2010 through August 2011 and held the same position with Buckeye Pipe Line Services Company (“Services Company”) from July 2009. From July 2000 to July 2009, Mr. Malecky served as Vice President, Marketing of Services Company. Mr. Malecky commenced his employment with Buckeye in 1988.

KHALID A. MUSLIH

Executive Vice President of Buckeye GP and President, Global Marine Terminals
Age 47

Khalid A. Muslih was named Executive Vice President of Buckeye GP and President, Global Marine Terminals in January 2017. Mr. Muslih was Senior Vice President of Buckeye GP and President, Global Marine Terminals from February 2014 to January 2017. Prior to this, Mr. Muslih was Senior Vice President of Buckeye GP and President, International Pipelines and Terminals, from June 2013 to February 2014, Senior Vice President, Corporate Development and Strategic Planning of Buckeye GP from January 2012 to June 2013, and Senior Vice President, Corporate Development of Buckeye GP from August 2011 to January 2012. Mr. Muslih was Vice President, Corporate Development of Buckeye GP from February 2010 until August 2011 and held the Vice President, Corporate Development position with Services Company since June 2007. Mr. Muslih also was the President of Buckeye’s Development & Logistics segment from May 2009 to January 2012.

KEITH E. ST.CLAIR

Executive Vice President and Chief Financial Officer of Buckeye GP
Age 62

Keith E. St.Clair was named Executive Vice President and CFO of Buckeye GP in January 2012. He served as Senior Vice President and CFO of Buckeye GP from November 2008 to January 2012.

MARK S. ESSELMAN

Senior Vice President of Global Human Resources of Buckeye GP
Age 62

Mark S. Esselman was named Senior Vice President of Global Human Resources of Buckeye GP in January 2012. He previously held the position of Vice President of Human Resources of Services Company from May 2011 through January 2012.

WILLIAM J. HOLLIS

Senior Vice President of Buckeye GP and President, Buckeye Services
Age 57

William J. Hollis was named Senior Vice President of Buckeye GP and President, Buckeye Services in July 2014. Prior to joining the Partnership in July 2014, Mr. Hollis served BP plc (NYSE: BP) and its affiliates in a wide variety of management and executive roles from 1984 to June 2014, during which he has gained extensive experience in asset optimization, crude and refined products supply, logistics and trading. From August 2007 to January 2010, Mr. Hollis served as the Vice President of Marketing Supply for BP’s U.S. operations, and was responsible for managing all of BP’s refined products supply activities in the U.S. From January 2010 to June 2014, Mr. Hollis was the Vice President — Crude and Products Supply for the BP East of Rockies region, during which time he was responsible for all crude and refined products supply activities in that region.

TODD J. RUSSO

Senior Vice President, General Counsel and Secretary of Buckeye GP
Age 45

Todd J. Russo was named Senior Vice President, General Counsel and Secretary of Buckeye GP in July 2014. Prior to this, Mr. Russo was Vice President, General Counsel and Secretary of Buckeye GP from March 2013 to July 2014. From November 2010 to March 2013, Mr. Russo was Deputy General Counsel and Secretary of Buckeye GP. Mr. Russo served as Associate General Counsel of Services Company from April 2008 to November 2010.

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JOSEPH M. SAUGER

Senior Vice President, Global Marine Terminals Operations and Engineering of Buckeye GP
Age 57

Joseph M. Sauger was named Senior Vice President, Global Marine Terminals Operations and Engineering of Buckeye GP in January 2017. Mr. Sauger was Senior Vice President, Engineering and Compliance Services of Buckeye GP from June 2014 to January 2017. He previously served as Senior Vice President, Engineering & Construction Services of Services Company from February 2013 to June 2014, Vice President, Engineering & Construction Services of Services Company from January 2012 to February 2013, and Vice President, Technical Services of Services Company from July 2009 to January 2012. Mr. Sauger joined the Partnership in June 2006.

GARY L. BOHNSACK, JR.

Vice President, Controller & Chief Accounting Officer of Buckeye GP
Age 48

Gary L. Bohnsack, Jr. was named Vice President, Controller & Chief Accounting Officer of Buckeye GP in June 2017. Prior to joining the Partnership, Mr. Bohnsack served as the Vice President and Controller of Kinder Morgan, Inc. (NYSE: KMI) since 2013, during which time he oversaw the accounting and financial reporting functions for all Kinder Morgan, Inc. companies. Prior to joining Kinder Morgan, Mr. Bohnsack served as an audit partner at KPMG LLP since 2004.

Front row: Keith E. St.Clair, Clark C. Smith, Khalid A. Muslih Back row: Robert A. Malecky, William J. Hollis, Mark S. Esselman, Joseph M. Sauger, Todd J. Russo (Not pictured: Gary L. Bohnsack)

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Compensation of Executive Officers and Directors

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

Overview

Our compensation committee, advised by its independent compensation consultant and informed by unitholder feedback, undertakes a detailed process each year to review and set executive compensation. The objective of our executive compensation program is to support our pay for performance philosophy by linking total compensation to company and individual performance on both a long-term and a short-term basis. The substantial majority of potential compensation for our named executive officers is contingent upon the attainment of pre-established performance targets.

Our compensation committee is guided by the objectives of our executive compensation program, which include the following:

pay for performance by having the majority of compensation of our named executive officers be at-risk;
pay competitively relative to peer companies and to market;
utilize a compensation structure that supports retention of our named executive officers;
provide the compensation committee with sufficient flexibility to recognize individual performance and respond appropriately to market and business changes as they occur; and
align the interests of named executive officers with those of our unitholders.

In light of the recent challenging market conditions and the related reduction in the Partnership’s market capitalization and decrease in unitholder return, the compensation committee, in keeping with its pay for performance objective, took substantial action with respect to our executive compensation program. These changes are highlighted below.

2018 Executive Compensation Highlights

Our compensation committee is committed to paying for performance. Our compensation program includes an appropriate mix of short-term and long-term incentives designed to increase unitholder value. Based upon this philosophy, and taking into account our 2018 business performance highlighted below, the compensation committee took the actions below with respect to the 2018 compensation for our named executive officers:

Decreased AIC Plan Awards – The compensation committee exercised downward discretion on cash incentive awards to our named executive officers based on financial and individual performance in 2018. Payouts fell into the range of 65-85% of award targets despite achieving 96.5% of the Annual Incentive Compensation Plan (“AIC Plan”) goal;

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Decreased LTIP Vesting – The compensation committee approved the vesting of the 2016 LTIP performance units at 16% of the target award (out of a maximum of 200%) in accordance with the terms of the 2013 Long-Term Incentive Plan (the “LTIP”);

Minimal 2018 Salary Adjustments – The compensation committee awarded below market 2% base salary increases to all of our named executive officers in 2018; and
2019 Executive Compensation Program Changes – The compensation committee implemented certain changes to our compensation program for 2019, as detailed below.

Key Executive Compensation Program Changes for 2019

In light of business performance and market capitalization changes in 2018, as well as unitholder feedback, our compensation committee closely examined our compensation program in its entirety and implemented the following key changes for 2019.

Compensation Element	Changes	Purpose
Peer Group	Revised the methodology for determining the range of market capitalization utilized for determining our peer group in Aon Hewitt’s 2017 Total Compensation Measurement Survey (“TCM Survey”) to be a three-year weighted average of our market capitalization (with 50% weight being given to the current year and 25% weight being given to each of the prior two years), resulting in a peer group market cap range of $4 billion to $9 billion for 2019	To better align with our current market capitalization, while also appropriately reflecting the rapid change in market capitalization
LTIP Award Size	Reduced the overall LTIP target award values	To align LTIP target award values within a reasonable range of the 50th percentile, or median, of our revised peer group
Long-Term Incentive Plan Performance Goals

Eliminated the Adjusted EBITDA and Distributable Cash Flow per LP Unit performance measures as performance goals for the LTIP

LTIP performance goals are now 3-Year Relative TSR (60%) and Adjusted Return on Capital Employed (40%)

To better align LTIP payout with unitholder return and capital efficiency
2019 Base Salary	No increases to executive base salaries in 2019	To align base salaries with our revised peer group and to reflect 2018 business performance

2018 Business Performance Highlights

During 2018, we reported a net loss of $51.9 million, compared to net income of $493.7 million in 2017. Our Adjusted EBITDA, the primary financial measure Buckeye’s management uses to evaluate performance and which is used by the compensation committee in determining compensation, was $1,005.0 million in 2018, which was a decrease of $108.9 million, or 9.8%, from $1,113.9 million in 2017. Notably, in 2018 we completed a comprehensive review of our near and long-term strategy (the “Strategic Review”), conducted with oversight from the Board. The Strategic Review included an evaluation of various alternatives designed to maximize long-term value for our unitholders by:

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Maintaining our investment-grade credit rating by reducing leverage;
Providing increased financial flexibility, eliminating the need to access the public equity markets to fund planned annual growth capital for the foreseeable future; and
Reallocating capital to the higher return growth opportunities across our remaining assets.

To achieve these strategic goals, we (i) divested of a package of non-integrated domestic pipeline and terminal assets for $450.0 million in December 2018; (ii) divested our 50% equity interest in VTTI for $975.0 million in January 2019; and (iii) established a distribution policy that allows us to retain a portion of internally generated cash flow. The proceeds from the divestitures improved our balance sheet and our revised distribution policy is expected to provide cash for investment such that we do not expect to need to access the public equity markets for the foreseeable future.

Adjusted EBITDA from continuing operations is a measure not defined by accounting principles generally accepted in the U.S. (“GAAP”). See Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” beginning on page 39 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for detailed information about our Adjusted EBITDA from continuing operations for the years ended December 31, 2018 and 2017, a description of how our management uses Adjusted EBITDA from continuing operations, and a reconciliation of net (loss) income, the most comparable financial measure under GAAP, to Adjusted EBITDA from continuing operations.

NAMED EXECUTIVE OFFICERS

As a master limited partnership (“MLP”), Buckeye Partners, L.P. (“Buckeye”) does not have officers or directors of its own. Rather, Buckeye’s business is overseen by the board of directors (the “Board”) of our general partner, Buckeye GP LLC (“Buckeye GP”), and the executive officers of Buckeye GP perform all of our management functions. Thus, the executive officers of Buckeye GP are our executive officers. In this Compensation Discussion and Analysis (“CD&A”), we address the compensation determinations and the rationale for those determinations relating to our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and our next three most highly compensated executive officers. We refer to these executive officers collectively as our “named executive officers.” Our named executive officers for 2018 are set forth in the table below.

Name	Title
Clark C. Smith	Chairman, President and Chief Executive Officer
Keith E. St.Clair	Executive Vice President and Chief Financial Officer
Robert A. Malecky	Executive Vice President of Buckeye GP; President, Domestic Pipelines and Terminals
Khalid A. Muslih	Executive Vice President of Buckeye GP; President, Global Marine Terminals
William J. Hollis	Senior Vice President of Buckeye GP; President, Buckeye Services

Services Company employs the majority of the employees who provide services to us and our operating subsidiaries, including our named executive officers. Pursuant to a services agreement, our operating subsidiaries reimburse Services Company for the cost of the employee services provided by Services Company.

OUR COMPENSATION PHILOSOPHY AND OBJECTIVES

Our named executive officers are critical to the execution of our short-term and long-term business strategies. Their institutional knowledge of our business and their contributions to our processes, operations and culture are crucial components of our success. Our pay for performance philosophy links total compensation to company and individual performance. Significant percentages of potential long-term and short-term compensation are contingent upon the attainment of pre-established performance targets. Our performance targets are subject to adjustment by the compensation committee in order to take into account events that are not contemplated by our annual budget process or our long-term strategic planning process upon which the performance targets were based. This flexibility enables the compensation committee to recognize individual performance and to respond appropriately to market and business changes as they may occur. We believe that our compensation programs drive unitholder value by positioning us to attract, retain and to incentivize well qualified and capable executives through market cycles.

In determining annual total compensation for our named executive officers, the compensation committee considers both financial and nonfinancial measures. The financial measures considered for 2018 include Adjusted EBITDA, which is the primary way we measure our short-term performance, adjusted return on capital employed, distributable cash flow per LP Unit, and total shareholder return relative to the Alerian MLP Index. Nonfinancial measures considered by the compensation committee include maintaining our high standards for safety, reliability and environmentally responsible operations, the achievement of long-term strategic goals such as acquisitions and adequately addressing and adapting to unforeseen circumstances. Except as described in this proxy statement, the compensation committee does not assign a particular weight to any one factor. Finally, our compensation committee believes that it must maintain sufficient flexibility to exercise its judgment and discretion when evaluating the performance of Buckeye and our named executive officers relative to pre-determined financial and operational metrics in order to be able to properly address unanticipated events and situations.

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In consultation with its independent compensation consultant, Aon Hewitt, the compensation committee designed a compensation program to implement the principles above comprising the following:

annual base salary;
annual incentive cash compensation pursuant to our AIC Plan;
long-term equity incentive awards issued pursuant to the LTIP, including phantom units and performance units; and
a unit deferral program, pursuant to which our named executive officers may elect to defer a portion of any cash award they would otherwise receive under the AIC Plan or other discretionary bonus and receive two times the value of their deferral in phantom units under the LTIP that are subject to vesting requirements.

We provide additional retirement benefits for our named executive officers comparable to those provided by other companies in our industry of similar size, maturity and market capitalization. See the discussion below following the Summary Compensation Table under the heading “Retirement and Other Benefits” for more information. Our compensation committee evaluates each element of compensation based on its contribution to the advancement of our philosophy. Decisions are made based on their overall effect on achieving the goals of the compensation committee in establishing and overseeing the executive compensation program, not on how they affect the other compensation elements.

2018 Compensation Components

The following table outlines the major elements of the 2018 total compensation for our named executive officers:

Compensation Element	Purpose	Link to Objectives	Characteristics	Short/Long-Term
Base Salary	Attract and retain executives through market-competitive base pay	Based on named executive officer’s duties and responsibilities, and market practices	Fixed cash component	Short-Term
Annual Cash Incentive Awards	Encourage achievement of Adjusted EBITDA and operational performance metrics that create near-term unitholder value	Based on achievement of predefined corporate performance objective	Performance-based cash component	Short-Term
Long-Term Incentive Awards	Align named executive officers’ and unitholders’ long-term interests

	Ensure sufficient ownership of LP Units by our named executive officers while creating a retention incentive through multi-year vesting	Based on an assessment of corporate and individual performance through phantom units (time-based) and performance units (performance-based); three-year cliff vesting period with performance units tied to pre-established corporate performance goals	Performance-based (two-thirds) and time-based (one-third) equity component	Long-Term
Unit Deferral Program	Align named executive officers’ and unitholders’ long-term interests while creating a retention incentive through multi-year vesting

	Create additional opportunity for the ownership of LP Units by our named executive officers	Long-Term incentive awards in the form of phantom and matching units based on pre-established 2 to 1 ratio of deferred annual cash awards	Time-based equity component	Long-Term
Other Benefits	Provide retirement and health and welfare benefits on the same basis as our general employee population	Competitive practice	Fixed component	Short-Term and Long-Term

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2018 Total Direct Compensation Mix

Total direct compensation of our named executive officers is comprised of a fixed component (base salary) and a performance-based component (AIC Plan and LTIP awards). While there is no specific formula for the mix of our direct total compensation, we emphasize variable compensation based on company and individual performance over fixed compensation. In 2018, performance-based, variable compensation constituted 87% of the 2018 target total direct compensation for our CEO and an average of 76% of the 2018 target total direct compensation for our other named executive officers.

*	Includes target AIC Plan awards and the grant date value of LTIP awards (including performance units and phantom units).

CEO Realized Pay

Consistent with our pay-for-performance philosophy, 87% of the CEO’s 2018 total direct compensation is at risk. Accordingly, the value of compensation actually received aligns with our actual operational and financial performance. This value can differ substantially from the grant date values required to be reported in the Summary Compensation Table (“SCT”) and other proxy tables.

To illustrate this strong link between CEO compensation and our performance, the following chart compares the CEO’s total compensation as disclosed in the SCT with realized pay for the compensation that was awarded or earned in 2016, 2017 and 2018. The SCT column includes the actual amounts reported in the SCT for each year. For calculating realized pay, we included (i) base salary, (ii) AIC Plan awards that were earned for performance over each of the applicable years and other discretionary bonuses, if any, (iii) the vesting date value of LTIP awards (phantom units, performance units and matching units under the Unit Deferral and Incentive Plan) vested and reported as earned for each of the applicable years, and (iv) the compensation represented in the All Other Compensation column of the SCT.

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Compensation Practices

We regularly monitor best practices and emerging trends in executive compensation to determine what enhancements or changes should be made to our executive compensation program. The following summary of specific features of our executive compensation program highlights our commitment to executive compensation practices that align the interests of our named executive officers with those of our unitholders.

Things We Do	Things We Don’t Do
We have a pay-for-performance compensation structure	We don’t provide 280G gross-up payments
We consider a relevant peer group in establishing compensation	We don’t provide excessive executive perquisites
We use multiple financial metrics in our short and long-term incentive plans	We don’t have any individual employment agreements
We have “double trigger” equity vesting	We don’t have a minimum payout of annual or long-term incentive compensation
We have robust unit ownership requirements	We don’t permit hedging or pledging of securities
We have an independent compensation consultant

ADMINISTRATION OF EXECUTIVE COMPENSATION PROGRAMS AND METHODOLOGY

Aon Hewitt

The compensation committee engaged Aon Hewitt as its independent compensation consultant to evaluate our executive compensation program for 2018. The compensation committee believes this evaluation is essential to continue to retain and provide meaningful incentive opportunities to our named executive officers.

Although we strive to identify comparable data from companies that directly compete with Buckeye for both labor and capital, have a similar enterprise value, and who are in similarly sized and situated businesses, there are a limited number of such comparable companies in the marketplace, and some of the companies we would utilize for comparison have a general partner structure above the MLP. In the case of such two-tiered MLPs, it is sometimes difficult to discern which entity is paying executives for certain services and it is difficult to ensure that compensation is apportioned in a meaningful way between services relating to the general partner and those relating to the MLP. In addition, the fact that many executives at MLPs receive a significant portion of their compensation from arrangements with their general partners can create anomalies embedded in the competitive data that make direct comparisons to other MLPs imprecise and ineffective.

Because of this, and because we compete for talent across a variety of industries, we primarily benchmarked named executive officer compensation against General Industry surveys compiled by Aon Hewitt, with particular emphasis on Aon Hewitt’s 2017 Total Compensation Measurement Survey (the “TCM Survey”). The TCM Survey is a private survey that looked at companies across all industries with market capitalization, based on data effective as of April 1, 2017, of $7 billion to $11 billion. The range was chosen because it represented 20% to 25% below to 20% to 25% above Buckeye’s approximate market capitalization in 2017.

As discussed above, effective in 2019, the compensation committee changed the methodology for determining the market capitalization range to a three-year weighted average, resulting in a lower range of $4 billion to $9 billion for 2019. See Key Executive Compensation Program Changes for 2019 on page 22.

To supplement the TCM Survey, the compensation committee also benchmarked named executive officer compensation against fifteen energy companies (“Special Peer Group”) as an industry-specific check on the data provided from the TCM Survey. These industry-specific peers are listed below.

Special Peer Group

Antero Resources Corporation	Cheniere Energy, Inc.	CVR Energy, Inc.
Enable Midstream Partners, L.P.	Energy Transfer Partners, L.P.	EnLink Midstream, LLC
Enterprise Products Partners L.P.	EQT Corporation	Genesis Energy, L.P.
Magellan Midstream Partners, L.P.	NGL Energy Partners L.P.	ONEOK, Inc.
Plains All American Pipeline, L.P.	Targa Resources Corp.	The Williams Companies, Inc.

Finally, the compensation committee benchmarked named executive officer compensation against eleven energy companies that ISS selected as a peer group for Buckeye in its 2017 research report (“ISS Peer Group”). The ISS Peer Group (listed below) is less relevant than the Special Peer Group in terms of the market for executive talent at Buckeye, but for continuity, the ISS Peer Group analysis was provided as an additional reference point for the compensation committee.

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ISS Peer Group

Antero Resources Corporation	Cabot Oil & Gas Corporation	Cheniere Energy, Inc.
Energy Transfer Partners, L.P.	Genesis Energy, L.P.	Magellan Midstream Partners, L.P.
ONEOK, Inc.	Range Resources Corporation	Targa Resources Corp.
Andeavor Logistics LP	The Williams Companies, Inc.

The compensation committee relied heavily on the TCM Survey for its compensation decisions. While the compensation committee reviewed the other peer group analyses, those analyses did not materially or directly factor into the compensation committee’s compensation decisions. The compensation committee establishes salaries, annual bonus with deferral opportunities, and long-term incentives at what it believes to be the market median of compensation levels available to similarly situated executives in the marketplace. The market for talented executives is highly competitive and we believe that our success depends on our ability to attract and retain named executive officers who are properly incentivized to achieve our short and long-term objectives. We believe that our ability to hire and retain is at risk if our executive compensation practices are not viewed as competitive in the marketplace.

This three-part benchmarking review included comparative analyses of market compensation levels for the following:

base salary;
annual incentive targets (as a percentage of base salary);
total cash compensation;
long-term incentives; and
total compensation.

The compensation committee evaluated this information in an effort to determine whether the compensation for each of our named executive officers was competitive. Based on the Aon Hewitt benchmarking analysis utilizing the TCM Survey, total direct compensation for the CEO fell within the competitive range of the 25th to 50th percentile, the CFO fell within a competitive range of the median, or 50th percentile, and the average total direct compensation of our other named executive officers fell within a competitive range of the median, or 50th percentile. When compared to the Special Peer Group, total direct compensation for the CEO and CFO fell within a competitive range of the 50th to 75th percentile, and the average total direct compensation of our other named executive officers fell within a competitive range of the median, or 50th percentile.

The compensation committee has assessed the independence of Aon Hewitt during 2018 and believes that there is no conflict of interest. In reaching this conclusion, the compensation committee considered SEC Rule 10C-1(b)(4) and the corresponding NYSE independence factors regarding compensation advisor independence, and believes that Aon Hewitt is able to independently advise the compensation committee.

PROCESS AND TIMING OF COMPENSATION DECISIONS

The compensation committee reviews and approves all compensation for our executive officers, including our named executive officers. Each calendar year, the Board approves financial objectives for Buckeye for the current year. Generally, the compensation committee meets twice in the first quarter to determine the overall compensation package for each named executive officer for that year, including setting base salary, considering the grant of LTIP awards and establishing AIC Plan targets, in each case for the current year. The compensation committee factors Buckeye’s financial goals as set by the Board into its establishment of targets for incentive awards under the AIC Plan and performance unit awards under the LTIP.

Usually at the same meeting at which it sets goals for the current year, the compensation committee reviews the degree to which Buckeye and the named executive officers achieved the performance goals and the degree to which each named executive officer’s individual performance contributed to Buckeye’s objectives, in each case for the prior year. The compensation committee also considers factors it deems appropriate for discretionary adjustments to compensation based on the events of the previous year and any unforeseen events that occurred after performance goals for the AIC Plan and performance units were set. Based on these evaluations, the compensation committee approves AIC Plan payouts for the prior calendar year and determines the degree to which performance goals were met at the end of a performance period for LTIP performance units.

As part of this process, our CEO provides a review of our other executive officers’ performance for the prior year and makes recommendations to the compensation committee to assist it in determining the various components of compensation. For executive officers who report to someone other than the CEO, such reviews and recommendations are done by the CEO with input from the officer to whom they report. Although the compensation committee considers this information, the ultimate decisions regarding executive compensation are made by the compensation committee in accordance with its charter. Our CEO does not make recommendations regarding his own compensation to the compensation committee. The compensation committee may review executive compensation at such other times during the year as it deems appropriate, such as in connection with new appointments or promotions during the year, or in response to an advisory vote of our unitholders regarding our executive compensation.

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ANNUAL SAY-ON-PAY ADVISORY VOTE AND UNITHOLDER OUTREACH

The compensation committee values the insight it gleans from the “Say-on-Pay” advisory vote as well as from unitholder input. Prior to the compensation committee’s meeting in February 2019 to determine the overall compensation package for each named executive officer, we solicited feedback from unitholders representing over 50% of our outstanding units. At our 2018 annual meeting, 79% of the votes cast for that proposal regarding executive compensation were cast in favor of our executive compensation. The compensation committee considered the level of support of our executive compensation program in the “Say-on-Pay” proposal as well as feedback from our unitholders and has taken care to ensure that changes made to our program since that time are consistent with our philosophy.

BASE SALARIES

The base salaries for our named executive officers are reviewed annually by the compensation committee. The compensation committee generally seeks to position base salaries for our named executive officers within a reasonable range of the 50th percentile, taking other factors into consideration, including differences in experience, responsibilities, and the other elements of the named executive officers’ compensation packages. Since the named executive officers generally fell within a reasonable range of the 50th percentile, or median, of comparable executives in the TCM Survey, the compensation committee provided below market 2% base salary increases for all named executive officers. Taking into account the 2% increase, all of our named executive officers’ 2018 base salaries were between 86% and 100% of the median of comparable executives in the TCM Survey. The 2018 base salaries of our named executive officers are set forth below:

Name	2018 Base Salary*	Percentage Increase
Clark C. Smith	$898,620	2.0%
Keith E. St.Clair	$596,700	2.0%
Robert A. Malecky	$535,500	2.0%
Khalid A. Muslih	$535,500	2.0%
William J. Hollis	$453,900	2.0%

*	The 2018 base salary increases for each named executive officer were effective as of April 1, 2018.

ANNUAL CASH INCENTIVE COMPENSATION

We maintain the AIC Plan, which is an annual incentive program pursuant to which our full-time employees are eligible for cash awards based on our overall performance relative to pre-established target award levels and satisfactory individual performance. All of our named executive officers are eligible to receive cash incentive awards under the AIC Plan.

The objectives of the AIC Plan are:

to provide near-term incentives to achieve annual goals established for our employees that are considered important for organizational success; and
to reward performance with pay that varies in relation to the extent to which the pre-established performance goals are achieved.

AIC Plan payouts for our named executive officers are contingent on the achievement by Buckeye during the year of a pre-established financial performance goal of Adjusted EBITDA and health, safety, security and environmental (“HSSE”) goals recommended by our HSSE Committee. In the first quarter of each year, the compensation committee determines the financial and HSSE performance goals for that year. The targeted financial performance goal aligns with the Board-approved budget for the year and reflects the market and business environment in which we operate. Due to the nature of our business, which is affected by changes in petroleum demand and distribution, our financial performance goal for a given year cannot be directly compared to prior years.

Also during the first quarter of each year, the compensation committee determines the extent to which the performance goals for the previous year were achieved and funds the AIC Plan pool based on the level of achievement of the performance goals. In determining the achievement of the financial performance goal, the compensation committee receives the input of the audit committee on the application of the methodology to calculate the extent of such achievement. The compensation committee then has the discretion to adjust (upward or downward) each named executive officer’s payout based on the compensation committee’s appraisal of such named executive officer’s individual performance, considering factors such as teamwork, leadership, risk management, individual accomplishments and initiative in the context of the business functions and role of each named executive officer.

The AIC Plan also provides discretion for the compensation committee to take into account extraordinary or unanticipated circumstances or events when determining whether a target performance goal has been achieved, including, but not limited to, a corporate transaction, such as an acquisition, merger, reorganization or other extraordinary or unusual event in the marketplace.

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In February 2018, the compensation committee established the 2018 AIC Plan target payouts for our named executive officers set forth below:

Name	Base Salary 2018	Incentive Award Target	Incentive Award Target as Percentage of Base Salary
Clark C. Smith	$898,620	$1,123,275	125%
Keith E. St.Clair	$596,700	$596,700	100%
Robert A. Malecky	$535,500	$535,500	100%
Khalid A. Muslih	$535,500	$535,500	100%
William J. Hollis	$453,900	$453,900	100%

The compensation committee set the targets in the table above to achieve aggregate competitive total cash compensation levels within a competitive range of the median level as determined by the benchmarking analysis for the TCM Survey conducted by Aon Hewitt, with the exception of Mr. Smith, whose total cash compensation level is approximately 84% of the market median.

The 2018 AIC Plan financial target performance goal for our named executive officers was established as the achievement by the Partnership on a consolidated basis of Adjusted EBITDA of $1,078.8 million. The HSSE goals were based on personnel and vehicle safety metrics as well as the achievement of goals regarding the development of new safety standards and a uniform product release rate metric. The financial target performance goal comprised 90% of the 2018 target award pool and the HSSE goals comprised the remaining 10%.

2018 AIC Plan Metric Results

Achievement of 2018 AIC Plan Goals

At its meeting on February 5, 2019, the compensation committee considered to what extent the 2018 AIC Plan financial target performance goal and, based on recommendations from the HSSE committee, to what extent the HSSE goals were achieved. The compensation committee used its discretionary authority to factor out the impact of events that the compensation committee did not anticipate when the goal was set in the first quarter of 2018, which consisted of adjustments to reflect (i) the 100% ownership of Buckeye Texas Partners as of April 20, 2018, (ii) the exclusion of budgeted fourth quarter Adjusted EBITDA contribution from VTTI because no fourth quarter 2018 distribution was paid by VTTI to the Partnership under terms of the VTTI divestiture agreement, and (iii) the post-divestiture exclusion of budgeted fourth quarter Adjusted EBITDA contribution from the package of non-integrated domestic pipeline and terminal assets that was divested on December 17, 2018.

Downward Discretion Applied by Compensation Committee

The compensation committee determined that the Partnership achieved Adjusted EBITDA of $1,005 million, or 95.4% of our adjusted target level financial performance goal, and 106.25% of our HSSE goals, resulting in an overall weighted average of 96.5%. While our actual performance against our 2018 AIC Plan goals resulted in a near target payout, in light of continued challenging market conditions for segregated storage and its impact on unitholders, and other factors the compensation committee exercised downward discretion to reduce the payout under the AIC Plan for our named executive officers to amounts significantly below the 96.5% performance achieved under the AIC Plan. Our CEO received an annual incentive award equal to 65% of his incentive award target and our other named executive officers received annual incentive awards equal to 70-85% of their incentive award targets as follows:

Name	2018 AIC Plan Incentive Award
Clark C. Smith	$730,129
Keith E. St.Clair	$417,690
Robert A. Malecky	$455,175
Khalid A. Muslih	$401,625
William J. Hollis	$363,120

LONG-TERM INCENTIVE AWARDS

   LTIP

We provide unit-based, long-term incentive compensation for certain employees, including our named executive officers, under our LTIP. The LTIP provides for equity awards in the form of phantom units and performance units, either of which may be accompanied by distribution equivalent rights (“DERs”). DERs provide the participant with a right to receive a cash payment per phantom unit or performance unit equal to distributions per LP Unit paid by us. When phantom units are accompanied by DERs, such DERs normally are paid at the time we pay such distribution on LP Units. DERs on performance units will not be paid until such performance units have vested. The compensation committee believes using DERs more closely aligns the interests of our named executive officers with our unitholders because the receipt of distributions is an important component of any investment in an MLP.

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Our phantom units generally vest after three years of service from the date of grant and entitle a participant to receive an LP Unit upon vesting. Performance units generally vest over a three-year performance period and are paid out based on a performance multiplier ranging between 0% and 200%, determined based on the actual performance in the third year, or in the case of relative TSR, over the three-year period, compared to pre-established performance goals. For all performance units outstanding under the LTIP in 2018, the performance goals were based on achieving a specified level of distributable cash flow per LP Unit, Adjusted EBITDA, adjusted return on capital employed, and 3-year relative total shareholder return, based on the Partnership’s percentile ranking as compared with companies that are contained in the Alerian MLP Index at the time the goals are set. The compensation committee equally weights all four performance measures. The performance goals for outstanding performance unit grants as of December 31, 2018 are as set forth below:

2016 Grants (Performance Period: 1/1/2016 – 12/31/2018)

Performance Measures	Weight	2016 LTIP Performance Level	Performance Goals	Payout Multiplier
Distributable Cash Flow per LP Unit(1)	1/4th	Threshold	$4.80	50%
		Target	$5.33	100%
		Stretch	$5.87	200%
Adjusted EBITDA(1)	1/4th	Threshold	$974,384,000	50%
		Target	$1,082,649,000	100%
		Stretch	$1,190,914,000	200%
Adjusted Return on Capital Employed(2)	1/4th	Threshold	10.2%	50%
		Target	11.4%	100%
		Stretch	12.5%	200%
3-Year Relative Total Shareholder Return (TSR)	1/4th	Threshold	Achieve 25th percentile ranking within the Alerian MLP Index	50%
		Target	Achieve 50th percentile ranking within the Alerian MLP Index	100%
		Stretch	Achieve 75th percentile ranking within the Alerian MLP Index	200%

2017 Grants (Performance Period: 1/1/2017 – 12/31/2019)

Performance Measures	Weight	2017 LTIP Performance Level	Performance Goals	Payout Multiplier
Distributable Cash Flow per LP Unit(1)	1/4th	Threshold	$5.60	50%
		Target	$5.62	100%
		Stretch	$6.18	200%
Adjusted EBITDA(1)	1/4th	Threshold	$1,097,800,000	50%
		Target	$1,219,767,000	100%
		Stretch	$1,341,715,000	200%
Adjusted Return on Capital Employed(2)	1/4th	Threshold	9.8%	50%
		Target	10.9%	100%
		Stretch	12.0%	200%
3-Year Relative Total Shareholder Return (TSR)	1/4th	Threshold	Achieve 25th percentile ranking within the Alerian MLP Index	50%
		Target	Achieve 50th percentile ranking within the Alerian MLP Index	100%
		Stretch	Achieve 75th percentile ranking within the Alerian MLP Index	200%

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2018 Grants (Performance Period: 1/1/2018 – 12/31/2020)

Performance Measures	Weight	2018 LTIP Performance Level	Performance Goals	Payout Multiplier
Distributable Cash Flow per LP Unit(1)	1/4th	Threshold	$5.11	50%
		Target	$5.47	100%
		Stretch	$6.02	200%
Adjusted EBITDA(1)	1/4th	Threshold	$1,177,547,000	50%
		Target	$1,308,385,000	100%
		Stretch	$1,439,224,000	200%
Adjusted Return on Capital Employed(2)	1/4th	Threshold	9.8%	50%
		Target	10.9%	100%
		Stretch	12.0%	200%
3-Year Relative Total Shareholder Return (TSR)	1/4th	Threshold	Achieve 25th percentile ranking within the Alerian MLP Index	50%
		Target	Achieve 50th percentile ranking within the Alerian MLP Index	100%
		Stretch	Achieve 75th percentile ranking within the Alerian MLP Index	200%

(1)	See our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 beginning on page 39 for a reconciliation of Distributable Cash Flow per LP Unit and Adjusted EBITDA to net (loss) income, the most comparable financial measure under GAAP.
(2)	We calculate the numerator of Adjusted Return on Capital Employed as Adjusted EBITDA less Maintenance Capital. We calculate the denominator of Adjusted Return on Capital Employed as the sum of the averages of the following items (calculated using the balances as of the beginning, the end of each of the three interim quarterly periods, and the end of the third year of the relevant performance period): (i) Partners Capital (net of Noncontrolling Interest), (ii) Long-Term Debt (iii) and Working Capital Borrowings.

For all performance unit grants, the last year of the respective performance period is used to measure whether the performance goal is achieved. There is generally no payout for performance below the threshold performance goal level. The payout multiplier for performance equal or greater than threshold is determined on a linear scale between the performance levels.

In making 2018 LTIP grants to our named executive officers, the compensation committee considered:

peer benchmarking data specific to each named executive officer provided by Aon Hewitt;
each named executive officer’s contribution to our long-term growth; and
other considerations that the compensation committee deemed relevant with respect to a named executive officer, including the accomplishment of the individual’s assigned objectives.

LTIP awards were targeted within a reasonable range of the 50th percentile of comparable executives in the TCM Survey. Based on this peer group analysis, the compensation committee approved the following grants of performance units and phantom units to our named executive officers on February 6, 2018 (the fair market value of one LP Unit on February 6, 2018 was $52.37.):

2018 LTIP Grants

	Performance Units			Phantom	2018 LTIP Target Award
Name	Threshold	Target	Maximum	Units	Value
Clark C. Smith	31,825	63,650	127,300	31,825	$5,000,025
Keith E. St.Clair	9,388	18,776	37,552	9,389	$1,475,001
Robert A. Malecky	7,002	14,003	28,006	7,002	$1,100,032
Khalid A. Muslih	7,638	15,276	30,552	7,638	$1,200,006
William J. Hollis	5,729	11,457	22,914	5,729	$900,031

At its February 5, 2019 meeting, the compensation committee, as administrator of the LTIP, considered to what extent distributable cash flow per LP Unit, Adjusted EBITDA, adjusted return on capital employed and 3-year relative total shareholder return, for the 2016 performance units had been satisfied. In making its determination, the compensation committee used its discretionary authority to factor out the impact of events that the compensation committee did not anticipate when the grants were made in 2016, which included an adjustment to distributable cash flow per LP unit and return on capital employed to reflect the sale of the equity interest in VTTI and subsequent debt paydown as of September 30, 2018. The purpose of this adjustment was to align the timing of the sale proceeds with the accounting for the divestiture, whereby the VTTI assets were reflected at fair value as of September 30, 2018, the resulting non-cash loss was recognized in the third quarter of 2018, and no fourth quarter 2018 distribution was paid by VTTI to the Partnership under terms of the VTTI divestiture agreement. In addition, in determining the achievement of the performance goals, the compensation committee received the input of the audit committee on the application of the methodology to calculate the extent of such achievement. The chart below sets forth the performance achieved with respect to each measure and the percentage of the target level awards vested.

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Vesting of 2016 Performance Units

Performance Measures	Weight	Performance Level	2016 LTIP Performance Goals	Performance Achieved	Payout
Distributable Cash Flow per LP Unit	1/4th	Threshold	$4.80
		Target	$5.33	$4.21	0%
		Stretch	$5.87
Adjusted EBITDA	1/4th	Threshold	$974,384,000
		Target	$1,082,649,000	$1,005,000,000	64%
		Stretch	$1,190,914,000
Adjusted Return on Capital Employed	1/4th	Threshold	10.2%
		Target	11.4%	9.6%	0%
		Stretch	12.5%
3-Year Relative Total Shareholder Return (TSR)	1/4th	Threshold	Achieve 25th percentile ranking within the Alerian MLP Index
		Target	Achieve 50th percentile ranking within the Alerian MLP Index	16.2 percentile ranking within the Alerian MLP Index	0%
		Stretch	Achieve 75th percentile ranking within the Alerian MLP Index
WEIGHTED AVERAGE					16%

For a more detailed description of the LTIP, including the circumstances under which the vesting of phantom units and performance units may be accelerated, please see the narrative discussion below entitled “Long-Term Incentive Plan” following the 2018 Grants of Plan-Based Awards Table.

NON-QUALIFIED DEFERRED COMPENSATION

   Deferral Plan

We maintain the Buckeye Partners, L.P. Unit Deferral and Incentive Plan (the “UDIP”). All of our named executive officers are eligible to participate in the UDIP. The UDIP provides eligible employees, including our named executive officers, the opportunity to defer up to 50% of any cash award they would otherwise receive under the AIC Plan or other discretionary bonus. Participants who elect to defer a portion of their cash awards are credited with deferral units equal in value to the amount of the cash award the participant elected to defer. Under the UDIP, participants are also credited with one matching unit for each deferral unit they receive. Both deferral units and matching units are phantom units governed by the LTIP and are subject to the service-based vesting restrictions for phantom units contained in the LTIP that vest in full after three years. Participants are also entitled to DERs on each unit they receive pursuant to the UDIP. Deferral units and matching units are settled in LP Units reserved under the LTIP. We maintain the UDIP for our named executive officers because it converts what would otherwise be short-term, cash compensation into a long-term retention tool for our named executive officers.

In December 2018, all of our named executive officers elected to defer a portion of the cash awards to be received by them under the AIC Plan and pursuant to discretionary bonuses. The value of the cash incentive awards that were deferred under the UDIP are reported in our Summary Compensation Table below because they were earned by each named executive officer in 2018. The matching units that will be credited to our named executive officers in 2019 as a result of the deferral are not reported in the 2018 Grants of Plan-Based Awards Table below because Securities and Exchange Commission (“SEC”) guidance requires us to report equity grants in the year in which they are granted. As a result, such matching units will appear in the 2019 Grant of Plan-Based Awards Table.

A more detailed description of the UDIP is contained in the narrative discussion entitled “Unit Deferral and Incentive Plan” following the 2018 Grants of Plan-Based Awards Table.

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   Benefit Equalization Plan

All of our named executive officers received non-qualified deferred compensation in 2018 in the form of contributions by us to their Benefit Equalization Plan accounts. The Benefit Equalization Plan is a non-qualified deferred compensation plan. It provides that certain highly compensated employees that are selected by the Chief Executive Officer (on the recommendation of the Service Company’s Pension Plan Committee), including our named executive officers, whose company contributions to qualified pension and savings plans have been limited due to Internal Revenue Service (“IRS”) limits on compensation allowable for calculating benefits under qualified plans will receive an equivalent benefit under the Benefit Equalization Plan for company-contributed amounts they would have received if there were no IRS limits. A more detailed description of the Benefit Equalization Plan is contained in the narrative discussion below following the “2018 Nonqualified Deferred Compensation Table.”

EXECUTIVE UNIT OWNERSHIP GUIDELINES

We have adopted executive unit ownership guidelines that apply to all named executive officers. These guidelines are structured to align our executives’ personal financial performance with our long-term performance. These unit ownership guidelines require our named executive officers to beneficially own, in the aggregate, LP Units and unvested phantom awards, as follows:

Position	Guideline
Chief Executive Officer	Three times base salary
Chief Financial Officer and Business Unit Presidents	Two times base salary
Senior Vice President-level executives (other than Business Unit Presidents)	One times base salary

Further, our insider trading policy prohibits officers or directors from engaging in any hedge transactions with respect to our LP Units because such transactions could be used to limit the holder’s economic risk of ownership. Our insider trading policy was also amended on February 5, 2015 to prohibit our executive officers and certain other restricted employees from pledging our securities prospectively, but pledges that were approved and made prior to February 5, 2015 are permitted to remain in place until terminated in the ordinary course.

OTHER BENEFITS

Named executive officers are generally eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability, and supplemental insurance and our Retirement and Savings Plan, in each case on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our named executive officers. See the discussion below following the Summary Compensation Table under the heading “Retirement and Other Benefits” for more information.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

None of our named executive officers have employment agreements and we do not provide for any “single trigger” change in control payments or acceleration of equity. In addition, none of our named executive officers are entitled to tax-related payments, such as excise tax gross-ups pursuant to Section 280G of the Internal Revenue Code. However, all of our named executive officers have severance arrangements that provide for severance payments upon termination of employment with or without a change in control. The compensation committee approved these severance arrangements because the compensation committee believes that these benefits are appropriate for the caliber of executives that we have and for the size of our company. In addition, the compensation committee desired to alleviate the financial hardships which may be experienced by the executives if their employment is terminated under specified circumstances and to reinforce and encourage the continued attention and dedication of those executives to their assigned duties, notwithstanding the potential impact a change in control transaction could have on their respective careers or positions. For more details regarding the terms of the severance and change in control arrangements, see “Payments upon Termination or Change in Control” below.

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PAY RATIO DISCLOSURE

For 2018, the median of annual total compensation of all employees of Buckeye (other than our CEO) was $130,935.64. The annual total compensation of our CEO as set forth in our Summary Compensation table was $8,754,998. The resulting ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was approximately 67 to 1.

Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K. To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” we used the following methodology and material assumptions, adjustments and estimates:

We chose December 31, 2018 as the determination date to identify the median employee.
As of this date, our global employee population consisted of approximately 1,881 individuals working at Buckeye and our consolidated subsidiaries.
Our employee population excluded employees of our unconsolidated equity investment VTTI and its subsidiaries, which we divested in January 2019.
We did not make any cost-of-living adjustments when identifying our median employee.
To identify the median employee, we used 2018 W-2 wages (for U.S. employees) and gross wages (for non-U.S. employees), Retirement and Savings Plan contributions, LTIP grants and UDIP matching amounts.
After identifying the median employee, we calculated total 2018 compensation for our median employee and CEO in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
We added the value of health and welfare benefits to the annual total compensation for both our CEO and median employee.

We believe the methodology, assumptions and estimates above are reasonable given our employee population. Because SEC rules provide flexibility in determining the methodology, assumptions, and estimates used to determine pay ratios and the fact that employee composition differs significantly among companies, comparability of pay ratios amongst companies may be limited.

Compensation Committee Report

In light of the foregoing, as required by Item 407(e)(5) of Regulation S-K, our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Dated: April 17, 2019

Submitted by:
THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF
BUCKEYE GP LLC
Oliver G. Richard, III, Chair
Barbara M. Baumann, Interim Chair
Barbara J. Duganier
Joseph A. LaSala, Jr.
Mark C. McKinley

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Executive Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Unit Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Clark C. Smith	2018	893,877	—	5,550,661	730,129	1,580,331	8,754,998
Chairman, President and Chief Executive Officer	2017	874,001	—	5,806,943	1,101,250	1,518,641	9,300,835
	2016	848,269	478,800	5,250,324	1,135,013	1,408,710	9,121,115
Keith E. St.Clair	2018	593,550	—	1,767,511	417,690	655,207	3,433,958
Executive Vice President and Chief Financial Officer	2017	580,154	—	1,887,614	585,000	565,178	3,617,946
	2016	562,423	222,846	1,800,030	602,154	527,476	3,714,929
Robert A Malecky	2018	532,673	—	1,362,578	455,175	546,989	2,897,415
Executive Vice President; President, Domestic Pipelines and Terminals	2017	523,635	—	1,512,570	525,000	503,912	3,065,117
	2016	458,691	342,852	1,250,077	482,148	405,738	2,939,506
Khalid A. Muslih	2018	532,673	—	1,462,552	401,625	552,907	2,949,757
Executive Vice President; President, Global Marine Terminals	2017	523,635	—	1,612,610	525,000	484,606	3,145,851
	2016	450,230	342,852	1,387,542	482,148	407,596	3,070,368

William J. Hollis	2018	453,249	—	1,122,545	363,120	487,284	2,426,198
Senior Vice President; President, Buckeye Services	2017	436,384	—	1,212,511	445,000	316,127	2,410,022
	2016	409,501	186,394	1,140,069	438,606	224,127	2,398,697

(1)	2018 base salary increases for each named executive officer were effective as of April 1, 2018. Amounts include (i) with respect to Mr. Malecky, $10,096 in 2018, $8,731 in 2017, and $8,461 in 2016, and (ii) with respect to Mr. Muslih, $8,731 in 2017, in each case, paid in exchange for forfeited vacation time pursuant to Buckeye’s vacation policy.
(2)	Represents discretionary bonuses paid in respect of 2016 performance. Pursuant to the UDIP, Messrs. Smith, St.Clair, Malecky, Muslih, and Hollis deferred $239,399, $111,423, $171,425, $171,425, and $93,198, respectively, of their 2016 discretionary bonuses. As a result of the deferrals, they received phantom units, including both deferral units and matching units, issued under the LTIP. The matching units received in connection with the 2016 discretionary bonus deferrals appeared in the “Grants of Plan-Based Awards Table” that was included in our 2018 Annual Meeting Proxy Statement.
(3)	Amounts reflect the (i) the grant date fair value (computed in accordance with FASB ASC Topic 718) of phantom unit awards and performance unit awards under the LTIP in 2018, 2017, and 2016 and (ii) the grant date fair value (computed in accordance with FASB ASC Topic 718) of matching units issued in 2018, 2017, and 2016 under the LTIP as a result of a deferral, pursuant to the UDIP, of AIC Plan awards for 2017, 2016, and 2015 and of discretionary bonuses for 2016. For a discussion of the valuations of the performance units and phantom units, please see the discussion in Note 20 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The table below details the unit awards set forth in the Summary Compensation Table above:

Name	Year	Performance Unit Award Value ($)	Phantom Unit Award Value ($)	Matching Unit Award Value ($)	Total ($)
Clark C. Smith	2018	3,333,351	1,666,675	550,635	5,550,661
	2017	3,333,346	1,666,673	806,924	5,806,943
	2016	3,233,525	1,616,789	400,010	5,250,324
Keith E. St.Clair	2018	983,299	491,702	292,510	1,767,511
	2017	983,326	491,734	412,554	1,887,614
	2016	950,002	475,001	375,027	1,800,030
Robert A. Malecky	2018	733,337	366,695	262,546	1,362,578
	2017	733,297	366,719	412,554	1,512,570
	2016	600,004	300,028	350,045	1,250,077
Khalid A. Muslih	2018	800,004	400,002	262,546	1,462,552
	2017	800,037	400,019	412,554	1,612,610
	2016	666,683	333,341	387,518	1,387,542
William J. Hollis	2018	600,003	300,028	222,514	1,122,545
	2017	599,957	300,049	312,505	1,212,511
	2016	559,997	280,050	300,022	1,140,069

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The vesting of the performance units is subject to the attainment of pre-established performance goals as determined by the compensation committee after the end of a three-fiscal-year period. The grant date fair value of the performance awards reflected in the Summary Compensation Table is based on a target payout of such awards, using the average of the high and low trading prices for our LP Units on the date of grant ($52.37 for 2018 grants, $70.55 for 2017 grants, and $51.89 for 2016 grants). If there is a maximum payout under the 2018 performance unit awards, the values of Messrs. Smith, St.Clair, Malecky, Muslih, and Hollis’ performance unit awards would be $6,666,701, $1,966,598, $1,466,674, $1,600,008, and $1,200,006, respectively. If there is a maximum payout under the 2017 performance unit awards, the values of Messrs. Smith, St.Clair, Malecky, Muslih, and Hollis’ performance unit awards would be $6,666,693, $1,966,652, $1,466,593, $1,600,074, and $1,199,914, respectively. The 2016 performance unit awards were paid out at 16% of the target award.
(4)	Represents annual incentive awards paid under the AIC Plan. Pursuant to the UDIP, Messrs. Smith, St.Clair, Malecky, Muslih, and Hollis deferred $365,065, $208,845, $227,588, $200,813, and $181,560, respectively, of their 2018 AIC plan award $550,625, $292,500, $262,500, $262,500, and $222,500, respectively, of their 2017 AIC plan award, and $567,508, $301,078, $241,075, $241,075, and $219,303, respectively, of their 2016 AIC Plan award. As a result of the deferrals, they received phantom units, including both deferral units and matching units, issued under the LTIP. The matching units received in connection with the 2018 AIC Plan award deferrals will appear in the “Grants of Plan-Based Awards Table” that will be included in our 2020 Annual Meeting Proxy Statement. The matching units received in connection with the 2017 AIC Plan award deferrals appear in the “Grants of Plan-Based Awards Table” of this proxy statement. The matching units received in connection with the 2016 AIC Plan award deferrals appeared in the “Grant of Plan-Based Awards Table” that was included in our 2018 Annual Meeting Proxy Statement.
(5)	For each named executive officer, the amounts in the column labeled “All Other Compensation” consist of:

Named Executive Officer	Fiscal Year	Savings Plan Contributions ($)(a)	Distribution Equivalents ($)(b)	Benefit Equalization Plan ($)(c)	Total All Other Compensation
Clark C. Smith	2018	27,500	1,435,913	116,918	1,580,331
	2017	27,000	1,352,294	139,347	1,518,641
	2016	26,500	1,203,931	178,279	1,408,710
Keith E. St.Clair	2018	27,500	566,624	61,083	655,207
	2017	27,000	467,072	71,106	565,178
	2016	26,500	433,766	67,210	527,476
Robert A. Malecky	2018	30,250	459,644	57,095	546,989
	2017	29,700	402,097	72,115	503,912
	2016	29,150	317,742	58,846	405,738
Khalid A. Muslih	2018	27,500	473,410	51,997	552,907
	2017	27,000	392,139	65,467	484,606
	2016	26,500	323,850	57,246	407,596
William J. Hollis	2018	27,500	419,727	40,057	487,284
	2017	27,000	242,156	46,971	316,127
	2016	26,500	129,064	44,425	224,127

(a)	Amounts represent a 5% company contribution to the Service Company Retirement and Savings Plan (the “RASP”) for each of the named executive officers on wages of up to $275,000 for 2018, $270,000 for 2017, and $265,000 for 2016 and a dollar-for-dollar matching contribution on their contributions to the RASP up to 5% of their pay (6% in the case of Mr. Malecky).
(b)	Amounts represent the distribution equivalents paid during 2018, 2017, and 2016 on unvested phantom unit awards granted under the LTIP and held by the named executive officer. Pursuant to the LTIP, distribution equivalents for any period are determined by multiplying the number of outstanding unvested phantom units by the per LP Unit cash distribution paid by us on our LP Units for such period. Amounts also include $774,713, $285,186, $221,797, $221,797, and $221,797 for Messrs. Smith, St.Clair, Malecky, Muslih, and Hollis, respectively, in payment of distribution equivalents upon the vesting of performance unit awards in 2018, $741,952, $201,770, $179,015, $157,037, and $46,306 for Messrs. Smith, St.Clair, Malecky, Muslih, and Hollis, respectively, in payment of distribution equivalents upon the vesting of performance unit awards in 2017, $653,741, $196,125, $130,759, and $130,759 for Messrs. Smith, St.Clair, Malecky, and Muslih, respectively, in payment of distribution equivalents upon the vesting of performance unit awards in 2016. Pursuant to the performance unit awards, distribution equivalents were calculated by multiplying (i) the number of our LP Units issued upon vesting of such awards by (ii) 100% of our aggregate per LP Unit regular quarterly distribution during the three-year vesting period.
(c)	Amounts represent contributions to the named executive officer’s account under the Benefit Equalization Plan. A description of the plan and the amounts of contributions credited to each named executive officer’s account in 2018 are set forth in the “2018 Nonqualified Deferred Compensation Table” and the accompanying narrative discussion below.

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2018 Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock
Name	Grant Date	Target ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Awards ($)
Clark C. Smith		1,123,275
	February 6, 2018		31,825	63,650	127,300		3,333,351(3)
	February 6, 2018					31,825(4)	1,666,675(5)
	February 16, 2018					11,210(6)	550,635(7)
Keith E. St.Clair		596,700
	February 6, 2018		9,388	18,776	37,552		983,299(3)
	February 6, 2018					9,389(4)	491,702(5)
	February 16, 2018					5,955(6)	292,510(7)
Robert A. Malecky		535,500
	February 6, 2018		7,002	14,003	28,006		733,337(3)
	February 6, 2018					7,002(4)	366,695(5)
	February 16, 2018					5,345(6)	262,546(7)
Khalid A. Muslih		535,500
	February 6, 2018		7,638	15,276	30,552		800,004(3)
	February 6, 2018					7,638(4)	400,002(5)
	February 16, 2018					5,345(6)	262,546(7)
William J. Hollis		453,900
	February 6, 2018		5,729	11,457	22,914		600,003(3)
	February 6, 2018					5,729(4)	300,028(5)
	February 16, 2018					4,530(6)	224,514(7)

(1)	Represents annual incentive awards granted pursuant to the AIC Plan, with payment contingent on Buckeye’s achievement of a pre-established financial performance goal and each named executive officer’s individual performance. There are no threshold or maximum amounts for these awards. Pursuant to the UDIP, Messrs. Smith, St.Clair, Malecky, Muslih, and Hollis deferred $365,065, $208,845, $227,588, $200,813, and $181,560, respectively, of the amounts that were paid with respect to 2018 performance pursuant to these AIC Plan awards and received phantom deferral units under the LTIP in February 2019. These units will not be separately listed in the 2019 Grant of Plan Based Awards Table because their value is already reflected in this column.
(2)	Represents grants of performance units under the LTIP. See “Long-Term Incentive Plan” below. The vesting of the performance units are subject to the attainment of pre-established performance goals as determined by the compensation committee after the end of a three-fiscal-year period, which for 2018 awards, means the three year period ending December 31, 2020. The grant date fair value of the performance unit awards reflected in the table is based on a target payout of such awards.
(3)	The grant date fair value of these awards is based on a target payout of such awards (computed in accordance with FASB ASC Topic 718), using the average of the high and low trading prices for our LP Units on the date of grant ($52.37). If there is maximum payout under the 2018 performance unit awards, the values of Messrs. Smith, St.Clair, Malecky, Muslih, and Hollis’ 2018 performance unit awards would be $6,666,701, $1,966,598, $1,466,674, $1,600,008, and $1,200,006, respectively.
(4)	Represents grants of phantom units with DERs under the LTIP. See “Long-Term Incentive Plan” below.
(5)	The grant date fair value of these awards is computed in accordance with FASB ASC Topic 718 using the average of the high and low trading prices for our LP Units on the date of grant ($52.37).
(6)	Represents the grant of matching phantom units issued under the LTIP as a result of the deferral of 2017 AIC Plan awards pursuant to the UDIP. The matching units were issued as a result of deferrals by Messrs. Smith, St.Clair, Malecky, Muslih, and Hollis of $550,625, $292,500, $262,500, $262,500,and $222,500, respectively, of their 2017 AIC Plan awards.
(7)	The grant date fair value of these awards is computed in accordance with FASB ASC Topic 718 using the average of the high and low trading prices for our LP Units on the date of grant ($49.12).

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LONG-TERM INCENTIVE PLAN

On April 12, 2017, the Board approved the LTIP, as amended and restated, which was approved by unitholders on June 6, 2017. The LTIP is the successor long-term incentive plan to the 2009 Long-Term Incentive Plan, which was merged into the LTIP. The LTIP, which is administered by the compensation committee, provides for the grant of options, phantom units, performance units and in certain cases, DERs which provide the participant a right to receive payments based on distributions we make on our LP Units. Options give the holder the right to purchase LP Units at a fixed exercise price and are subject to service-based restrictions or other conditions established by the compensation committee in its discretion. We do not currently grant options under the LTIP. Phantom units are notional LP Units whose vesting is subject to service-based restrictions or other conditions, and performance units are notional LP Units whose vesting is subject to the attainment of one or more performance goals. DERs are rights to receive a cash payment per phantom unit or performance unit, as applicable, equal to the per unit cash distribution we pay on our LP Units. DERs are paid on phantom units at the time we pay such distribution on LP Units. DERs on performance units are not paid until such performance units have vested.

A participant’s phantom units and performance units are subject to “double-trigger” vesting as a result of a change of a control. In the event we experience a change of control while a participant is employed by, or providing services to us, Buckeye GP, or any affiliate, a participant’s phantom units (and any unpaid DERs) and performance units (and any associated DERs) will only vest if either (i) the participant is terminated without cause or (ii) the participant resigns for good reason, in the case of both clauses (i)  and (ii) such termination or resignation occurs during the eighteen-calendar-month period following a change of control. If such vesting occurs, a participant’s phantom units (and any unpaid DERs) will be paid within the 30-day period following the termination of employment and a participant’s performance units (and any associated DERs) will be paid based on a payout performance multiplier of 100% within the 30-day period following the termination of employment.

“Change of Control” generally means:

the sale or disposal by the Partnership of all or substantially all of its assets;
the merger or consolidation of the Partnership with or into another partnership, corporation or other entity, other than a merger or consolidation in which the unitholders immediately prior to such transaction retain at least a 50% equity interest in the surviving entity;
Buckeye GP ceases to be the sole general partner of the Partnership;
the Partnership ceases to own and control, directly or indirectly, 100% of the outstanding equity interests of Buckeye GP; or
if any person or “group” (within the meaning of the Securities Exchange Act of 1934, as amended) collectively shall beneficially own and control, directly or indirectly, a number of LP Units that would entitle such person or group to vote LP Units representing, in the aggregate, more than 50% of the total number of outstanding LP Units outstanding.

“Cause” generally means a finding by the compensation committee that the participant:

has materially breached his or her employment, severance or service contract with us;
has engaged in disloyalty to us, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty;
has disclosed trade secrets or our confidential information to persons not entitled to receive such information; or
has breached any written non-competition, non-solicitation, invention assignment or confidentiality agreement between us and the participant.

“Good Reason” generally means the occurrence, without the participant’s express written consent, of any of the following events during the eighteen-calendar-month period following a change of control, or the change of control period:

a substantial adverse change in the participant’s duties or responsibilities from those in effect on the date immediately preceding the first day of the change of control period;
a material reduction in the participant’s annual rate of base salary or annual bonus opportunity as in effect immediately prior to commencement of a change of control period; or
requiring the participant to be based at a location more than 100 miles from the participant’s primary work location as it existed on the date immediately preceding the first day of the change of control period, except for required travel substantially consistent with the participant’s present business obligations.

Upon a termination of employment for (i) death, (ii) disability, (iii) without cause during a change in control period or (iv) resignation for good reason during a change in control period, each of our named executive officers are entitled to accelerated vesting of all phantom units, and performance units, based on a payout performance multiplier of 100%. Upon a termination of employment for cause or voluntary resignation, all unvested phantom units and performance units will be forfeited. If a named executive officer is terminated without cause, not during a change in control period, all phantom units vest based on the portion of the vesting period during which the named executive officer was employed by us, and all performance units will vest on a prorated portion based on a payout multiplier of 100%; provided, however, that if the termination of employment is within the six month period immediately prior to the end of the performance period, the prorated portion of the performance units will vest based on actual performance as determined after the end of the performance period. Upon retirement, each retirement-eligible named executive officer will be eligible for continued vesting of all phantom units through the end of the vesting period, and performance units based on actual performance results as determined after the end of the performance period; provided, however, that as a condition to such continued vesting, the compensation committee may require such named executive officer to agree to be bound by non-competition or non-solicitation restrictions during the vesting period.

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The number of LP Units that may be granted under the LTIP may not exceed 4,000,000, subject to certain adjustments. If awards are forfeited, terminated or otherwise not paid in full, the LP Units underlying such awards will again be available for purposes of the LTIP. If LP Units otherwise issuable under the LTIP are surrendered in payment of the exercise price of an option, then the number of LP Units available for issuance under the LTIP is reduced only by the net number of LP Units actually issued upon such exercise and not by the gross number of LP Units as to which the option is exercised. If LP Units otherwise issuable under the LTIP are withheld in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any options, phantom units or performance units or the issuance of LP Units subject to options, phantom units or performance units, then the number of LP Units available for issuance under the LTIP will be reduced by the net number of LP Units issued, vested or exercised (after payment of applicable withholding taxes), subject to a limitation on LP Units withheld in satisfaction of the withholding taxes above the minimum statutory rate. Upon the exercise of an option through a net exercise procedure, then both for purposes of calculating the number of LP Units remaining available for issuance under the LTIP and the number of LP Units remaining available for exercise under such option, the number of such LP Units will be reduced by the net number of LP Units for which the option is exercised. To the extent that any options, phantom units or performance units are paid in cash and not in LP Units, there will be no effect on the count of LP Units. The LTIP prohibits option repricing. LP Units may be previously issued and outstanding LP Units, newly issued LP Units, or a combination of each. Persons eligible to receive grants under the LTIP are (i) officers and employees of us, Buckeye GP and any of our affiliates, (ii) non-employee members of the Board and (iii) consultants or advisors who provide bona fide services to us, Buckeye GP or any of our affiliates. The number of LP Units that may be granted to any non-employee member of the Board in a calendar year may not exceed 8,000.

The fair values of both the performance unit and phantom unit grants are based on the average of the high and low market prices of our LP Units on the date of grant computed in accordance with FASB ASC Topic 718. Compensation expense equal to the fair value of those performance unit and phantom unit awards that actually vest is estimated and recorded over the period the grants are earned, which is the vesting period. Compensation expense estimates are updated periodically. The vesting of performance unit awards is also contingent upon the attainment of predetermined performance goals, which, depending on the level of attainment, could increase or decrease the value of the awards at settlement. Quarterly distributions paid on DERs associated with phantom units are recorded as a reduction of our Limited Partners’ Capital on our consolidated balance sheets.

UNIT DEFERRAL AND INCENTIVE PLAN

The UDIP provides eligible employees the opportunity to defer up to 50% of any cash award they would otherwise receive under the AIC Plan or other discretionary bonus. Participants who elect to defer a portion of their AIC award or discretionary bonus are credited with deferral units equal in value to the amount of their cash award deferral. Participants are also credited with a matching unit for each deferral unit they are granted. Both deferral units and matching units are phantom units based on LP Units and subject to service-based vesting restrictions. Participants are entitled to DERs on each unit they receive pursuant to the UDIP, which provide named executive officers with the right to receive payments based on distributions we make on LP Units. Deferral units and matching units are settled in LP Units reserved under the LTIP.

Employees with a base salary equal to or in excess of $250,000 and Vice President level or higher (or such other amount or level set from time to time by the administrator), including all of our named executive officers, are “Eligible Employees” under the UDIP. The compensation committee has the discretion under the UDIP to designate any person as an Eligible Employee that does not meet the above requirements.

Deferral elections under the UDIP must be made no later than December 31st of the plan year prior to the date the applicable bonus would otherwise be paid. Once a deferral election is made for a plan year, it becomes irrevocable and cannot be cancelled or changed for that plan year. Deferral units and matching units become 100% vested on the third December 15th after the deferral units and matching units are credited to a participant’s unit account, provided that the participant is continuously employed by, or continuously provides services to us through that date. For example, deferral units and matching units that are credited to a participant’s unit account in 2019 will vest on December 15, 2021. If a participant’s employment is terminated by us without cause, unvested deferral units will immediately vest in full and unvested matching units will vest on a prorated basis, based on the portion of the vesting period during which the participant was employed by us. For purposes of determining the number of matching units that become vested on a prorated basis, the vesting period commences on January 1st of the plan year in which we would otherwise have paid the annual cash award to the participant but for the participant’s deferral election and ends December 15th of the third year.

A participant’s unvested deferral units and matching units are subject to “double-trigger” vesting as a result of a change of a control. In the event a change of control occurs while the participant is employed by, or providing services to us, Buckeye GP or any affiliate, the participant’s unvested deferral units and matching units will only vest in full if, during the eighteen-calendar-month period following a change of control, (i) the participant is terminated without cause, or (ii) the participant resigns for good reason. For purposes of the UDIP, change of control, cause and good reason have the same meanings as set forth in the LTIP description above. The number of deferral units and matching units that may be granted under the UDIP is limited by the number of LP Units that may be granted under the LTIP, as it may be amended from time to time, subject to certain adjustments.

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RETIREMENT AND OTHER BENEFITS

Services Company sponsors a Retirement and Savings Plan (“RASP”) through which it provides retirement benefits for substantially all of its regular full-time employees (including our named executive officers), except those covered by certain labor contracts. The RASP consists of two components. Under the first component, Services Company contributes 5% of each eligible employee’s covered salary to an employee’s separate account maintained in the RASP Plan. Under the second component, Services Company makes a matching contribution into the employee’s separate account for 100% of an employee’s contribution to the RASP up to 5% (or up to 6% if an employee has completed 20 or more years of service) of an employee’s eligible covered salary. Each of our named executive officers receives a contribution equal to 5% of his salary (subject to certain IRS limits) annually, and these amounts vest ratably over a five year period, and we make matching contributions to the RASP on their behalf as well. Prior to March 27, 2011, for Services Company employees who participate in the Employee Stock Ownership Plan (“ESOP”), Services Company did not make a matching contribution.

The majority of our regular full-time employees hired before September 16, 2004 (including Mr.  Malecky) participate in Services Company’s ESOP, which is a qualified plan. As of the record date, Services Company owned approximately 502,525 of our LP Units. The ESOP owns all of the outstanding common stock of Services Company, or approximately 502,525 shares. Accordingly, one share of Services Company common stock is generally considered to have a value equal to one of our LP Units. Under the ESOP, Services Company common stock was allocated to employee accounts quarterly. Individual employees were allocated shares based on the ratio of their eligible compensation to the aggregate eligible compensation of all ESOP participants. The ESOP was frozen with respect to benefits effective March 27, 2011 (the “Freeze Date”). As of March 28, 2011, in connection with the repayment of the ESOP’s 3.60% Senior Secured Notes due March 28, 2011 (the “ESOP Notes”), all shares had been allocated. Eligible compensation generally included base salary, overtime payments and certain bonuses. Upon termination of the employee’s employment, the value of shares accumulated by an employee in the ESOP is payable to the employee or transferable to other qualified plans in accordance with the terms of the ESOP plan.

Services Company also sponsors a Benefit Equalization Plan, which is described in detail in the narrative discussion following the “2018 Nonqualified Deferred Compensation Table” below.

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2018 Outstanding Equity Awards at Fiscal Year-End Table

	Unit Awards
Name	Number of Units That Have Not Vested (#)	Grant Date	Vesting Date	Market Value of Units That Have Not Vested ($)(1)	Equity incentive plan awards: Number of unearned units that have not vested (#)	Grant Date	Vesting Date	Equity incentive plan awards: Market or payout value of unearned units that have not vested ($)(1)
Clark C. Smith	31,158(2)	2/10/16	2/10/19	903,270	31,157(3)	2/10/16	(3)	903,241
	23,624(2)	2/7/17	2/7/20	684,860	23,624(3)	2/7/17	(3)	684,860
	22,986(4)	2/17/17	12/15/19	666,364	31,825 (3)	2/6/18	(3)	922,607
	31,825(2)	2/6/18	2/6/21	922,607
	22,420(5)	2/16/18	12/15/20	649,956
Keith E. St.Clair	9,154(2)	2/10/16	2/10/19	265,374	9,154(3)	2/10/16	(3)	265,374
	6,970(2)	2/7/17	2/7/20	202,060	6,969(3)	2/7/17	(3)	202,031
	11,752(4)	2/17/17	12/15/19	340,690	9,388(3)	2/6/18	(3)	272,158
	9,389(2)	2/6/18	2/6/21	272,187
	11,910(5)	2/16/18	12/15/20	345,271
Robert A. Malecky	5,782(2)	2/10/16	2/10/19	167,620	5,781(3)	2/10/16	(3)	167,591
	5,198(2)	2/7/17	2/7/20	150,690	5,197(3)	2/7/17	(3)	150,661
	11,752(4)	2/17/17	12/15/19	340,690	7,001(3)	2/6/18	(3)	202,959
	7,002(2)	2/6/18	2/6/21	202,988
	10,690(5)	2/16/18	12/15/20	309,903
Khalid A. Muslih	6,424(2)	2/10/16	2/10/19	186,232	6,424(3)	2/10/16	(3)	186,232
	5,670(2)	2/7/17	2/7/20	164,373	5,670(3)	2/7/17	(3)	164,373
	11,752(4)	2/17/17	12/15/19	340,690	7,638(3)	2/6/18	(3)	221,426
	7,638(2)	2/6/18	2/6/21	221,426
	10,690(5)	2/16/18	12/15/20	309,903
William J. Hollis	5,397(2)	2/10/16	2/10/19	156,459	5,396(3)	2/10/16	(3)	156,430
	4,253(2)	2/7/17	2/7/20	123,294	4,252(3)	2/7/17	(3)	123,265
	8,902(4)	2/17/17	12/15/19	258,069	5,728(3)	2/6/18	(3)	166,055
	5,729(2)	2/6/18	2/6/21	166,084
	9,060(5)	2/16/18	12/15/20	262,649

(1)	For phantom units (including deferral and matching phantom units) and performance units, the market value is calculated using a per LP Unit price of $28.99, the closing price for our LP Units on December 31, 2018.
(2)	Represents grants of phantom units under the LTIP with DERs. See “Long-Term Incentive Plan” above.
(3)	Represents grants of performance units under the LTIP. See “Long-Term Incentive Plan” above. The vesting of the performance units is subject to the attainment of pre-established performance goals as determined by the compensation committee after the end of a three-fiscal-year period. Performance units granted on February 10, 2016 vested at 16% of the target award as determined by the compensation committee at its meeting on February 5, 2019. The number of performance units reflected in the table is based on a threshold payout of such awards at 50% of the target award.
(4)	Represents the grant of deferral and matching phantom units issued under the LTIP as a result of the deferral of 2016 AIC Plan awards and discretionary bonus awards pursuant to the UDIP. Messrs. Smith, St.Clair, Malecky, Muslih and Hollis were granted 11,493, 5,876,5,876, 5,876 and 4,451 deferral units, respectively, and 11,493, 5,876, 5,876, 5,876and 4,451 matching units, respectively. The deferral units and matching units were issued as a result of deferrals by Messrs. Smith, St.Clair, Malecky, Muslih and Hollis of $567,508,$301,078, $241,075, $241,075, and $219,303, respectively, of their 2016 AIC Plan awards, and $239,399, $111,423, $171,425, $171,425, and $93,198, respectively, of their 2016 discretionary bonus awards.
(5)	Represents the grant of deferral and matching phantom units issued under the LTIP as a result of the deferral of 2017 AIC Plan awards pursuant to the UDIP. Messrs. Smith, St.Clair, Malecky, Muslih, and Hollis were granted 11,210, 5,955, 5,345, 5,345 and 4,530 deferral units, respectively, and 11,210, 5,955, 5,345, 5,345 and 4,530 matching units, respectively. The deferral units and matching units were issued as a result of deferrals by Messrs. Smith, St.Clair, Malecky, Muslih and Hollis of $550,625, $292,500, $262,500, $262,500,and $222,500, respectively, of their 2017 AIC Plan awards.

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2018 Units Vested Table

	Unit Awards(1)
Name	Number of Units Acquired on Vesting (#)	Value Realized on Vesting ($)
Clark C. Smith	45,996	1,898,805
Keith E. St.Clair	23,995	907,382
Robert A. Malecky	20,235	751,867
Khalid A. Muslih	21,724	796,192
William J. Hollis	18,397	697,291

(1)	Represents vesting of 2016 grants of performance units and 2015 grants of phantom awards, both under the LTIP. Also represents the vesting of phantom units under the UDIP as a result of the deferral of 2015 bonus awards, including both deferral and matching units that vested on December 15, 2018 and were issued under the LTIP. See “Long-Term Incentive Plan” above. The vesting of the performance units was subject to the attainment of pre-established performance goals based on adjusted distributable cash flow per LP Unit, Adjusted EBITDA, adjusted return on capital employed and total shareholder return relative to the Alerian MLP Index during a performance period that ended on December 31, 2018. On February 5, 2019, the compensation committee determined to vest the 2016 performance units at the 16% of the target award. The phantom units vested on February 4, 2018.

2018 Nonqualified Deferred Compensation Table

Name	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Gains (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
Clark C. Smith	116,918	(49,949)	—	912,797
Keith E. St.Clair	61,083	(30,935)	—	565,917
Robert A. Malecky	57,095	(17,488)	—	736,500
Khalid A. Muslih	51,997	(36,730)	—	443,267
William J. Hollis	40,057	(10,947)	—	163,065

(1)	These contributions in the last fiscal year for each named executive officer are included in the All Other Compensation column of the Summary Compensation Table above.
(2)	The following amounts were previously reported as compensation in the Summary Compensation Table for previous years: Mr. Smith—$845,829; Mr. St.Clair—$535,769; Mr. Malecky—$696,893; Mr. Muslih—$428,000; and Mr. Hollis—$133,956.

The amounts reflected in the table above were credited to accounts of the named executive officers under the Benefit Equalization Plan. All amounts credited to the accounts of the named executive officers under the Benefit Equalization Plan are subject to the same vesting requirements as matching and retirement account contributions made by Buckeye on their behalf under the RASP. Benefit Equalization Plan contributions are subject to a graded vested schedule and vest in full after five years of employment. All of the named executive officers, other than Mr. Hollis, who commenced employment with us on July 14, 2014, are fully vested in their Benefit Equalization Plan account contributions. Of Mr. Hollis’s $163,065 aggregate balance as of December 31, 2018, $136,975 was fully vested and the remainder will vest on July 14, 2019.

The Benefit Equalization Plan is a non-qualified deferred compensation plan and provides that any employee whose company contributions to qualified pension and savings plans have been limited due to IRS limits on compensation allowable for calculating benefits under qualified plans will receive an equivalent benefit under the Benefit Equalization Plan for company contributed amounts they would have received under qualified plans if there were no IRS limits on compensation levels. Employee deferrals are not allowed under the Benefit Equalization Plan. In addition, the Benefit Equalization Plan allows employees to invest their balances in the plan under a variety of fund options. The fund options under the Benefit Equalization Plan are the same fund options available under the RASP. Employees may periodically change their investment elections in the RASP and the Benefit Equalization Plan in accordance with its terms and the terms of the documents governing the investments in which they currently participate. Amounts accumulated by an employee in the Benefit Equalization Plan are payable to the employee, or their beneficiary, in a lump sum upon termination of employment or following death. All amounts are paid based on the timing and form set forth in the Benefit Equalization Plan. A participating employee may also receive a distribution of all or a portion of his or her account balance in the event of a “hardship” as defined in the plan document and upon determination by the committee that administers the plan.

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The table below shows the fund options available under the RASP and their annual rate of return for the year ended December 31, 2018.

Name of Fund	Rate of Return
American Century Value Institutional	-9.01%
Fidelity Balanced—Class K	6.26%
Fidelity Managed Income Portfolio	1.77%
Fidelity Small Cap Value	-15.04%
JPMorgan Large Cap Growth—R6	0.57%
JPMorgan SmartRetirement 2020—Instl	-5.30%
JPMorgan SmartRetirement 2025—Instl	-6.48%
JPMorgan SmartRetirement 2030—Instl	-7.45%
JPMorgan SmartRetirement 2035—Instl	-8.66%
JPMorgan SmartRetirement 2040—Instl	-9.38%
JPMorgan SmartRetirement 2045—Instl	-9.67%
JPMorgan SmartRetirement 2050—Instl	-9.64%
JPMorgan SmartRetirement Income—Instl	-4.44%
Vanguard Explorer Fund Admiral Shares	-2.39%
Metropolitan West Total Return Bond—Instl	0.29%
Oakmark International Fund Class I	-23.32%
Fidelity 500 Index—Instl	-4.40%
Fidelity Global ex U.S. Index	-13.91%
Fidelity Mid Cap Index—Premium	-9.05%

PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Severance Agreement Payments

The Partnership is party to a Severance Agreement with each of our named executive officers. Pursuant to the terms of the Severance Agreements, each named executive officer is entitled to severance payments following (i) the termination of employment by Services Company except if the termination is a result of (x) the continuous illness, injury or incapacity for a period of six consecutive months, or (y) “Cause”, or (ii) a voluntary termination of employment by the executive upon (I) the material failure of Services Company to comply with and satisfy any of the terms of the Severance Agreement, (II) the significant reduction by Services Company of the authority, duties or responsibilities of the executive, including in connection with a sale or transfer of equity, property or other assets of Services Company by which Services Company becomes a subsidiary or division of another company, (III) the elimination of the executive from eligibility to participate in, or the exclusion of the executive from participation in, material or significant employee benefit plans or policies, except to the extent such elimination or exclusion is applicable to our named executive officers as a group, (IV) the material reduction in the executive’s annual base compensation or the reduction in the annual target cash bonus opportunity for which the executive is eligible (unless such reduction in the executive’s annual target cash bonus opportunity is made in connection with similar reductions in the bonus opportunities of our named executive officers as a group), or (V) the transfer of the executive, without his express written consent, to a location that is more than 100 miles from the named executive officer’s principal office as of the date of the Severance Agreement.

Upon a termination as set forth above, each named executive officer would be entitled to the following:

A lump-sum severance payment in the amount of (i) 100% of such named executive officer’s base salary, plus (ii) 100% of the annual bonus opportunity, for the applicable year; and
A monthly payment equal to 125% of the COBRA cost of continued health and dental coverage, less the amount that the executive would be required to contribute for health and dental coverage if he were an active employee, for a 12-month period.

For the purposes of the Severance Agreements, “Cause” is defined as (i) habitual insobriety or substance abuse, (ii) engaging in acts of disloyalty to Buckeye including fraud, embezzlement, theft, commission of a felony, or dishonesty, or (iii) willful misconduct of the executive in the performance of his duties, or the willful failure of the executive to perform a material function of his duties pursuant to the terms of the Severance Agreement.

Benefit Equalization Plan

Upon termination of employment for any reason, each named executive officer becomes entitled to distributions of the aggregate balances of his Benefits Equalization Plan account. If such officers had been terminated as of December 31, 2018, each of them would have been entitled to receive the amounts set forth opposite his name in the “Aggregate Balance at Last Fiscal Year-End” column of the “2018 Nonqualified Deferred Compensation Table” for his Benefits Equalization Plan balance. The Benefit Equalization Plan termination payments are not set forth in the tables below.

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Long-Term Incentive Plan and Unit Deferral and Incentive Plan

A more detailed description of the LTIP and the UDIP, including in the event of a termination or the change in control period,, is contained in the narrative discussions entitled “Long-Term Incentive Plan” and “Unit Deferral and Incentive Plan” following the Grant of Plan-Based Awards Table and in the Compensation Discussion and Analysis.

Payments upon Termination or Change in Control Table

The table below reflects (in dollars) the compensation and benefits, if any, due to each of the named executive officers upon a voluntary termination, a termination for cause, an involuntary termination other than for cause or resignation for good reason, both before and after a change in control, a change in control without an accompanying termination, or a termination due to death, disability or retirement. The amounts shown assume that each termination of employment or the change in control, as applicable, was effective as of December 31, 2018, and the fair market value of an LP Unit as of December 31, 2018 was $28.99, which was the closing price on December 31st. The amounts shown in the table are estimates of the amounts, which would be paid upon termination of employment or change in control, as applicable. The actual amounts to be paid can only be determined at the time of the actual termination of employment or change in control, as applicable.

The value of the accelerated vesting and payment of phantom units was calculated by multiplying the aggregate number of phantom units by the fair market value of an LP Unit as of December 31, 2018, taking into account months of service over the 36-month vesting period as applicable for certain prorated payouts. The value of the accelerated vesting and payment of performance units was calculated by multiplying the aggregate number of performance units by the fair market value of an LP Unit as of December 31, 2018, taking into account months of service over the 36-month performance period based on a payout performance multiplier of 100%. More details concerning these values are set forth in the footnotes below.

Name	Benefit	Voluntary Resignation or Termination for Cause	Termination Without Cause Prior to Change of Control	Resignation for Good Reason Before Change of Control	Resignation for Good Reason After Change of Control	Change of Control	Termination Without Cause After Change of Control	Death or Disability	Retirement(6)
Clark C. Smith	Cash severance(1)	—	2,021,895	2,021,895	2,021,895	—	2,021,895	—	—
	Phantom Unit Acceleration(2)	—	1,578,395	—	2,510,737	—	2,510,737	2,510,737	2,510,737
	UDIP Phantom Unit Acceleration(3)	—	993,106	—	1,316,320	—	1,316,320	1,316,320	—
	Performance Unit Acceleration(4)	—	1,919,935	—	3,954,963	—	3,954,963	3,954,963	3,954,963
	Health Benefits(5)	—	25,253	25,253	25,253	—	25,253	—	—
Keith E. St.Clair	Cash severance(1)	—	1,193,400	1,193,400	1,193,400	—	1,193,400	—	—
	Phantom Unit Acceleration(2)	—	464,599	—	739,622	—	739,622	739,622	739,622
	UDIP Phantom Unit Acceleration(3)	—	516,416	—	685,961	—	685,961	685,961	—
	Performance Unit Acceleration(4)	—	566,368	—	1,166,683	—	1,166,683	1,166,683	1,166,683
	Health Benefits(5)	—	24,654	24,654	24,654	—	24,654	—	—
Robert A. Malecky	Cash severance(1)	—	1,071,000	1,071,000	1,071,000	—	1,071,000	—	—
	Phantom Unit Acceleration(2)	—	317,329	—	521,298	—	521,298	521,298	521,298
	UDIP Phantom Unit Acceleration(3)	—	492,766	—	650,594	—	650,594	650,594	—
	Performance Unit Acceleration(4)	—	422,371	—	870,070	—	870,070	870,070	870,070
	Health Benefits(5)	—	25,246	25,246	25,246	—	25,246	—	—

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Name	Benefit	Voluntary Resignation or Termination for Cause	Termination Without Cause Prior to Change of Control	Resignation for Good Reason Before Change of Control	Resignation for Good Reason After Change of Control	Change of Control	Termination Without Cause After Change of Control	Death or Disability	Retirement(6)
Khalid A. Muslih	Cash severance(1)	—	1,071,000	1,071,000	1,071,000	—	1,071,000	—	—
	Phantom Unit Acceleration(2)	—	349,409	—	572,031	—	572,031	572,031	572,031
	UDIP Phantom Unit Acceleration(3)	—	492,766	—	650,594	—	650,594	650,594	—
	Performance Unit Acceleration(4)	—	460,797	—	949,210	—	949,210	949,210	949,210
	Health Benefits(5)	—	25,253	25,253	25,253	—	25,253	—	—
William J. Hollis	Cash severance(1)	—	907,800	907,800	907,800	—	907,800	—	—
	Phantom Unit Acceleration(2)	—	278,228	—	445,837	—	445,837	445,837	445,837
	UDIP Phantom Unit Acceleration(3)	—	391,921	—	520,718	—	520,718	520,718	—
	Performance Unit Acceleration(4)	—	345,572	—	711,869	—	711,869	711,869	711,869
	Health Benefits(5)	—	16,436	16,436	16,436	—	16,436	—	—
(1)	Reflects a lump-sum severance payment in the amount of (i) 100% of each named executive officer’s base salary, plus (ii) 100% of the annual bonus opportunity for 2018 pursuant to the terms of the named executive officers’ severance agreements, which are described above.
(2)	This amount represents the value of the accelerated vesting and payment of all phantom units based on a price per LP Unit as of December 31, 2018 of $28.99 (the closing price on December 31, 2018). In the event of resignation for good reason after a change in control, termination without cause after a change in control, or termination because of death or disability, the named executive officer will be entitled to full accelerated vesting of 100% of his outstanding phantom units. In the event of termination without cause other than after a change in control, the named executive officer would not be entitled to full accelerated vesting but instead would be entitled to a prorated amount based on 328 days of service over the 1,096 day service period (328/1,096) for his February 2018 phantom unit grant, 692 days of service over the 1,095 day service period (692/1,095) for his February 2017 phantom unit grant, and 1,055 days of service over the 1,096 day service period (1,055/1,096) for his February 2016 phantom unit grant. In the event of a named executive officer’s resignation for good reason other than after a change in control, the named executive officer would forfeit all such phantom units. In the event of termination due to retirement, the named executive officer would be entitled to continued vesting of 100% of his outstanding 2016, 2017 and 2018 phantom unit grants, paid at the end of the three-year vesting period. The “2018 Outstanding Equity Awards at Fiscal Year-End Table” provides information on each named executive officer’s phantom unit holdings at December 31, 2018.
(3)	This amount represents the value of the accelerated vesting and payment of all phantom units granted under the UDIP. The amount is based on a price per LP Unit as of December 31, 2018 of $28.99 (the closing price on December 31, 2018). In the event of resignation for good reason after a change in control, termination without cause after a change in control, or termination because of disability or death, the named executive officer will be entitled to full accelerated vesting of 100% of his outstanding phantom units received pursuant to the UDIP. In the event of termination without cause other than after a change in control, the named executive officer would be entitled to full vesting of his deferral units received pursuant to the UDIP, but the named executive officer’s matching units would not be entitled to full accelerated vesting. Instead the matching units granted in 2018 would be entitled to a prorated vesting based on 364 days of service over the 1,079 day service period (364/1,079) and the matching units granted in 2017 would be entitled to a prorated vesting based on 729 days of service over the 1,078 day service period (729/1,078). In the event of the named executive officer’s retirement prior to the vesting of his phantom units granted under the UDIP or resignation for good reason other than after a change in control, the named executive officer would forfeit all such phantom units. The “2018 Outstanding Equity Awards at Fiscal Year-End Table” provides information on each named executive officer’s phantom unit holdings at December 31, 2018, including phantom units received pursuant to the UDIP.
(4)	This amount represents the value of the accelerated vesting and payment of all performance units based on a price per LP Unit as of December 31, 2018 of $28.99 (the closing price on December 31, 2018) and a distribution equivalent right payout of $4.5375 per unit and $9.5500 per unit for 2018 and 2017, respectively. In the event of resignation for good reason after a change in control, termination without cause after a change in control, or termination because of disability or death, the named executive officer will be entitled to full accelerated vesting of 100% of his outstanding performance units and payment of DERs accumulated up to the date of the accelerated vesting (based on attainment of applicable performance goals at target level). In the event of termination without cause other than after a change in control, the named executive officer would not be entitled to full accelerated vesting but instead would be entitled to a prorated amount based on 364 days of service over the 1,096 day service period (364/1,096) for his February 2018 performance unit grant and 729 days of service over the 1,096 day service period (729/1,096) for his February 2017 performance unit grant. In the event of a named executive officer’s resignation for good reason other than after a change in control, the named executive officer would forfeit all such performance units. In the event of termination due to retirement, the named executive officer would be entitled to continued vesting of his outstanding 2018 and 2017 performance unit grants based on actual performance results as determined after the end of the applicable performance period. All amounts listed for performance unit awards assume a performance multiplier of 100% because, where applicable, actual performance is unknown. The “2018 Outstanding Equity Awards at Fiscal Year-End Table” provides information on each named executive officer’s performance unit holdings at December 31, 2018.
(5)	Represents monthly payment equal to 125% of the COBRA cost of continued health and dental coverage, less the amount that the executive would be required to contribute for health and dental coverage if they were an active employee, for a 12-month period. For, Messrs. Smith, St.Clair, Malecky, Muslih and Hollis, the monthly COBRA cost of continued health and dental coverage would be approximately $1,974, $1,974, $1,957, $1,974, and $1,282, respectively, and their required monthly contributions if they were active employees would be approximately $362, $412, $342, $362, and $232, respectively.
(6)	See the footnotes above with respect to the phantom units, UDIP phantom units, and performance units for an explanation of the treatment of such awards in the event of the holder’s retirement. A named executive officer is generally eligible for retirement under the LTIP if he is at least 55 years old and has been employed by the Partnership, Buckeye GP, or an affiliate for at least five full years. As of December 31, 2018, only Messrs. Malecky, Smith and St. Clair were eligible for retirement under the LTIP.

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Director Compensation

2018 Director Compensation Table

Name	Fees Earned or Paid in Cash	Unit Awards(1)	Other Compensation(2)	Total
Pieter Bakker	$106,500	$104,740	$9,075	$220,315
Barbara M. Baumann	120,750	104,740	9,075	234,565
Barbara J. Duganier	144,500	104,740	9,075	258,315
Joseph A. LaSala, Jr.	119,514	104,740	9,075	233,329
Mark C. McKinley	108,000	104,740	9,075	221,815
Larry C. Payne	112,500	104,740	9,075	226,315
Oliver “Rick” G. Richard, III	121,500	104,740	9,075	235,315
Frank S. Sowinski	154,528	104,740	9,075	268,343
Martin A. White	117,000	104,740	9,075	230,815
(1)	Represents grant date fair value of grants of 2,000 phantom unit awards to Mses. Baumann and Duganier and Messrs. Bakker, LaSala, McKinley, Payne, Richard, Sowinski, and White on February 6, 2018. The grant date fair value of phantom unit awards is based on a target payout of such awards (computed in accordance with FASB ASC Topic 718), using the average of the high and low trading prices for our LP Units on the date of grant ($52.37 for February 6, 2018). For a discussion of the valuations of phantom units, please see the discussion in Note 19 in the Notes to Consolidated Financial Statements of Buckeye’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. As of December 31, 2018, each director held 2,000 phantom units.
(2)	Amounts represent the distribution equivalents paid during 2018 on unvested phantom unit awards granted under the LTIP.

NON-EMPLOYEE DIRECTORS

In 2018, non-employee directors of Buckeye GP received an annual fee in cash of $60,000 plus $1,500 for each Board and committee meeting attended. Each director also received a grant under the LTIP of 2,000 phantom units, which vested on the first anniversary of the date of grant, or February 6, 2019. Additionally, the chairs of the compensation, nominating and corporate governance, and HSSE committees each received an annual fee of $15,000, the chair of the audit committee received an annual fee of $20,000 and the Lead Independent Director received an annual fee of $25,000. Mr. Smith, because of his status as an employee director, did not receive any fees for services as a director. We reimbursed our general partner for the directors’ fees.

Compensation for non-employee directors is reviewed annually by the compensation committee and set by the Board. The compensation committee’s goal in designing non-employee directors’ compensation is to provide a competitive package that will enable the Board to attract and retain highly skilled individuals with relevant experience. As part of its review in 2018, the compensation committee considered, among other factors, market competitiveness of directors’ compensation based on studies prepared by Aon Hewitt. These studies indicated that the total compensation value for our non-employee directors fell below the 25th percentile of all market references considered. As a result of such review, the compensation committee recommended and the Board approved, effective January 2019, annual compensation for each non-employee director consisting of: (i) an annual fee in cash of $100,000 and (ii) an annual grant under the LTIP of phantom units having a one-year vesting period and an approximate value of $110,000. The Board also approved, effective January 2019, the elimination of meeting fees. The annual fees for committee chairs and the Lead Independent Director remained unchanged.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of our LP Units beneficially owned by: (1) each person who is known to us to beneficially own more than 5% of our Units; (2) the current directors and the nominees of the Board; (3) the named executive officers of our general partner; and (4) all current directors and executive officers of our general partner as a group. Information in the table regarding the number of Units beneficially owned by current directors, director nominees and executive officers is provided as of April 8, 2019. Information in the table regarding the number of Units beneficially owned by persons known to us to own more than 5% of our LP Units is provided as of December 31, 2018 (unless otherwise indicated).

Name(1)	Number of LP Units(2)		Percentage of LP Units
Clark C. Smith	199,293	(3)	*
Pieter Bakker	21,552		*
Barbara M. Baumann	8,667		*
Barbara J. Duganier	13,000		*
Joseph A. LaSala, Jr.	23,000		*
Mark C. McKinley	28,000		*
Larry C. Payne	10,667		*
Oliver “Rick” G. Richard, III	23,408		*
Frank S. Sowinski	32,210		*
Martin A. White	25,242		*
Keith E. St.Clair	139,715	(4)	*
Robert A. Malecky	108,764	(5)	*
Khalid A. Muslih	63,978		*
William J. Hollis	29,570		*
All directors and officers as a group (18 persons)	828,881		*
OppenheimerFunds, Inc.	14,927,413	(6)	9.7%
ALPS Advisors, Inc.	14,532,364	(7)	9.4%
Tortoise Capital Advisors, L.L.C.	11,271,876	(8)	7.3%
Kayne Anderson Capital Advisors, L.P.	9,669,309	(9)	6.3%
*	represents less than 1%
(1)	The contact address for our directors and executive officers is One Greenway Plaza, Suite 600, Houston, Texas 77046.
(2)	Unless otherwise indicated, the persons named above have sole voting and investment power over the LP Units reported.
(3)	Consists of 173,648 LP Units over which Mr. Smith shares investment and voting power with his wife and 15,293 LP units held in trust for his minor child. Mr. Smith disclaims beneficial ownership of the 15,293 LP units held in trust for his minor child.
(4)	20,000 of the LP Units owned by Mr. St.Clair are pledged as security, which pledge is permitted under our insider trading policy because it was put in place prior to February 5, 2015. See “Compensation of Executive Officers and Directors—Compensation Discussion and Analysis—Executive Unit Ownership Guidelines” on page 33.
(5)	Includes 29,350 LP Units over which Mr. Malecky shares investment and voting power with his wife.
(6)	According to the Schedule 13G/A filed by OppenheimerFunds, Inc. with the SEC on February 8, 2019, consists of LP Units beneficially owned as of January 31, 2019 by Oppenheimer Funds, Inc., to which it has shared voting and dispositive power with respect to all of the LP units reported. The address of OppenheimerFunds, Inc. is 225 Liberty Street, New York, NY 10281.
(7)	According to the Schedule 13G/A filed by ALPS Advisors, Inc. (“AAI”) and Alerian MLP ETF (“Alerian”) with the SEC on February 4, 2019, consists of 14,532,354 LP units deemed to be beneficially owned as of December 31, 2018 by AAI, of which 14,499,495 LP Units are attributable to Alerian, an investment company to which AAI furnishes investment advice. Alerian has shared voting and dispositive power with respect to the 14,499,495 LP units. AAI disclaims beneficial ownership of all 14,532,364 LP units. The address of each of AAI and Alerian is 1290 Broadway, Suite 1100, Denver, CO 80203.
(8)	According to the Schedule 13G/A filed by Tortoise Capital Advisors, L.L.C. (“TCA”) with the SEC on February 12, 2019, consists of LP Units beneficially owned as of December 31, 2018 by TCA. Of the 11,271,876 LP units, TCA has shared voting power as to 10,081,155 LP units, and TCA has shared dispositive power as to 11,008,830 LP units. The address of TCA is 11550 Ash Street, Suite 300, Leawood, Kansas 66211.
(9)	According to the Schedule 13G filed by Kayne Anderson Capital Advisors, L.P. (“Kayne Anderson”) and Richard A. Kayne with the SEC on February 1, 2019, consists of LP Units beneficially owned as of December 31, 2018 by investment accounts (investment limited partnerships, a registered investment company and institutional accounts) managed, with discretion to purchase or sell securities, by Kayne Anderson, as a registered investment adviser. Kayne Anderson is general partner (or general partner of the general partner) of the limited partnerships and investment advisor to the other accounts. Mr. Kayne is the controlling shareholder of the general partner of Kayne Anderson, a limited partner of the limited partnerships and a shareholder of the registered investment company. Of the 9,669,309 LP units, Kayne Anderson has shared voting and dispositive power as to 9,661,300 LP units, and Mr. Kayne has sole voting power and sole dispositive power as to 38,009 LP units. Kayne Anderson disclaims beneficial ownership of the units reported, except those units attributable to it by virtue of its general partner interests in certain investment limited partnerships, and Mr. Kayne disclaims beneficial ownership of the units reported, except those units held by him or attributable to him by virtue of his limited partnership interests in the limited partnerships, his indirect interest in the interest of Kayne Anderson in the limited partnerships, and his ownership of common stock of the registered investment company. The address of Kayne Anderson is 1800 Avenue of the Stars, Third Floor, Los Angeles, California 90067.

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Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2018 with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category	(a) Number of LP Units to be issued upon exercise of outstanding LP Unit options and rights	(b) Weighted-average exercise price of outstanding LP Unit options and rights	(c) Number of LP Units remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by Unitholders:(1)
LTIP(2)	1,644,557	—	2,115,169
Option Plan(3)	—	—	333,000
Equity compensation plans not approved by Unitholders	—	—	—
TOTAL FOR EQUITY COMPENSATION PLANS	1,644,557	—	2,448,169
(1)	See Note 19 in the Notes to Consolidated Financial Statements included in Buckeye’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for further information about these plans.
(2)	There are no options in respect of LP Units outstanding as of December 31, 2018. However, phantom units and performance units are outstanding under the LTIP. The 1,644,557 represents 926,408 phantom units and 718,149 performance units issued under the LTIP. See Note 19 in the Notes to Consolidated Financial Statements included in Buckeye’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and “Compensation of Executive Officers and Directors” above for further information about these awards. These awards are not taken into account in the calculation of the weighted-average exercise price of outstanding LP Unit options and rights under the LTIP.
(3)	With the adoption and utilization of the LTIP, we do not expect to make any future grants pursuant to the Option Plan. No options are currently outstanding under the Option Plan.

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Transactions with Related Persons, Promoters and Certain Control Persons

Transactions with Related Persons

Buckeye is not aware of any transaction since January 1, 2018, or any currently proposed transaction, in which Buckeye was or is to be a participant and the amount involved exceeds $120,000, and in which any related person has or will have a direct or indirect material interest.

Policies Regarding Related Person Transactions

Except for compensation that we pay, the material portions of which are described in this proxy statement, our general policy is to avoid transactions between us and our directors and officers or holders of 5% or more of our LP Units (including members of their families) and that any such transactions that are not avoided should be resolved pursuant to the conflicts of interest resolution provisions in our partnership agreement. In furtherance of this policy, we have adopted Corporate Governance Guidelines, a Code of Ethics for Directors, Executive Officers and Senior Financial Employees and a Business Code of Conduct for all employees, which generally require the reporting to management of transactions or opportunities that constitute conflicts of interest so that they may be avoided. These guidelines and codes, along with our partnership agreement, are in writing and are available on our website. Please see the section of this proxy statement entitled “Where You Can Find More Information About Us—Helpful Resources” on page 54.

Pursuant to our Corporate Governance Guidelines and our partnership agreement, any transaction between us and our officers and directors or holders of 5% of more of our LP Units that is not avoided must be fair and reasonable to us. Any resolution or course of action will be deemed to be fair and reasonable to us if it is approved by our nominating and corporate governance committee (as long as the material facts known to the officers and directors of our general partner regarding any proposed transaction were disclosed to the nominating and corporate governance committee at the time of its approval), if it is on terms objectively demonstrable to be no less favorable to us than those generally being provided to or available from unrelated third parties, or fair to us, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and officers of our general partner and persons who beneficially own more than 10% of our LP Units to file ownership and changes in ownership reports with the SEC and the NYSE. The SEC regulations also require that a copy of all these filed Section 16(a) forms must be furnished to us by the directors and officers of our general partner and persons beneficially owning more than 10% of our LP Units. Based solely on a review of Forms 3, 4 and 5 furnished to us and written representations from certain persons that no other reports were required for those persons, we believe that for 2018, all officers and directors, and persons beneficially owning more than 10% of our LP Units, who were required to file reports under Section 16(a) complied with such requirements.

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PROPOSAL 2	Ratification of Independent Registered Public Accountants

The audit committee has appointed Deloitte as Buckeye’s independent registered public accountants for fiscal year 2019 and has reviewed the scope of, and overall plan for, the 2019 fiscal year audit. The audit committee recommends that Buckeye’s unitholders ratify the appointment of Deloitte. As in prior years, the audit committee, along with Buckeye’s management, reviewed Deloitte’s performance as part of our consideration of whether to appoint the firm as independent auditors for 2019. As part of this review, the audit committee considered the continued independence of Deloitte; Deloitte’s effectiveness of communications with the audit committee, management and Buckeye’s internal auditors; and the period of time that Deloitte has served as Buckeye’s independent auditors (Deloitte has served as Buckeye’s independent registered public accountants since 1985). The audit committee also evaluated the quality and depth of Deloitte and the audit team’s expertise and experience with respect to Buckeye’s business and organizational structure.

Unitholder ratification of the selection of Deloitte is not required by our partnership agreement. However, if unitholders fail to ratify the selection, the audit committee will reconsider whether to retain the firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different firm at any time during the year if it determines that such a change would be in the best interests of Buckeye and our unitholders. Representatives of Deloitte are expected to be present at the Annual Meeting, will be available to answer appropriate questions and will be given an opportunity to make statements during the meeting.

The Board of Directors of our general partner unanimously recommends that unitholders vote “FOR” the ratification of the appointment of Deloitte as Buckeye’s independent registered public accountants for fiscal year 2019.

PROPOSAL 3	Advisory Vote on Executive Compensation

We are asking unitholders to cast an advisory vote on the compensation of our named executive officers disclosed in the Executive Compensation section of this Proxy Statement.

We believe that Buckeye’s executive compensation programs effectively align the interests of our executive officers with those of our unitholders by tying a significant portion of their compensation to Buckeye’s performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executives critical to our long-term success. Our executive compensation program is designed to incentivize outstanding performance and value creation over the short- and long-term.

We urge you to read the section of this proxy statement entitled “Compensation of Executive Officers and Directors” beginning on page 21, which discusses our compensation philosophy in detail and discloses a variety of information about our compensation programs. Our compensation committee and the Board believes that the compensation disclosed effectively implements our philosophy.

This advisory vote on executive compensation gives our unitholders an opportunity to approve or disapprove, on an advisory basis, our executive compensation program through the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of Buckeye Partners, L.P. (the “Partnership”), as disclosed pursuant to Item 402 of Regulation S-K in the Partnership’s proxy statement for its 2019 Annual Meeting of Limited Partners, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussions contained therein, is hereby APPROVED.”

Although this vote is non-binding, Buckeye values the opinions of unitholders and will give serious consideration to the outcome of the vote when making future compensation decisions. We ask our unitholders to cast an advisory vote on our executives’ compensation on an annual basis and it is expected that the next such vote will occur at the 2020 annual meeting of limited partners (the “2020 Annual Meeting”).

The Board of Directors of our general partner unanimously recommends that unitholders vote “FOR,” in a non-binding vote, the resolution approving the compensation of Buckeye’s named executive officers described above.

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Unitholder Proposals for 2020 Annual Meeting of Limited Partners

Any unitholder entitled to vote at our 2020 Annual Meeting can nominate persons for election to the Board at the annual meeting by complying with the procedures set forth in our partnership agreement. The ability of a person to serve on our general partner’s board of directors is limited by the NYSE listing requirements regarding the independence and experience of directors of our general partner’s board or committees thereof.

In order to nominate persons to the Board at the 2020 Annual Meeting, written notice must be delivered to our general partner at One Greenway Plaza, Suite 600, Houston, Texas 77046 no later than the close of business on March 6, 2020, nor earlier than February 4, 2020. The written notice must include: (1) as to each person whom the unitholder proposes to nominate for election or reelection as a director of our general partner, all information relating to such nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director of our general partner if elected); and (2) as to the unitholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address of such unitholder and any beneficial owner; and (ii) the number of LP Units which are owned beneficially and of record by the unitholder and any beneficial owner; (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among the unitholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned LP Units) that has been entered into as of the date of the unitholder’s notice by the unitholder any and such beneficial owners, the effect or intent of which is to mitigate loss to manage risk or benefit of LP Unit price changes for, or increase or decrease the voting power of, such unitholder and any such beneficial owner, with respect to LP Units; (v) a representation that the unitholder is a record holder entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (vi) a representation whether the unitholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Partnership’s LP Units required to elect the nominee and/or (b) otherwise to solicit proxies from unitholders in support of such nomination. Any proposed nominee could be required to furnish such other information as the Partnership may reasonably require to determine the eligibility of such proposed nominee to serve as a director.

Pursuant to the federal securities laws, if a unitholder wishes to have a proposal other than the nomination of an individual to the Board included in the proxy materials for our 2020 Annual Meeting, the unitholder must follow the procedures outlined in Rule 14a-8 of the Exchange Act, and the proposal must be received by our general partner at One Greenway Plaza, Suite 600, Houston, Texas 77046 no later than the close of business on December 19, 2019. SEC rules set forth standards as to what proposals are required to be included in a proxy statement for a meeting. In no event are limited partners allowed to vote on matters that would cause the limited partners to be deemed to take part in the management and control of our business and affairs so as to jeopardize the limited partners’ limited liability under the Delaware limited partnership act or the law of any other state in which we are qualified to do business.

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Other Information

How to Vote

You may vote in person at the annual meeting, by telephone, by internet or by proxy. Even if you plan to attend the annual meeting, we encourage you to vote by following the telephone or internet voting instructions on the proxy card in advance of the annual meeting. Of course, you may also complete, sign and return your proxy card by mail in advance of the annual meeting.

IN PERSON

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your units are held in the name of a broker and you desire to vote them in person at the meeting, you must obtain from the brokerage firm a “Legal Proxy” representing your units and bring it to the meeting.

TELEPHONE

Please dial the toll-free telephone number set forth on the proxy card and follow the audio instructions. You will need the control number contained on your proxy card.

INTERNET

Go to the website set forth on the proxy card and follow the on-screen instructions. You will need the control number contained on your proxy card.

PROXY

If you have received these proxy materials via mail and wish to do so, please mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope as soon as possible so that your units may be represented at the annual meeting.

Revoking Your Proxy or Changing Your Telephone or Internet Vote

You may revoke your proxy before it is voted at the annual meeting as follows:

by delivering, at the annual meeting, to the Secretary of the meeting, a new proxy with a later date;

by delivering, on or before the business day prior to the annual meeting, a notice of revocation or a new proxy with a later date to the Secretary of our general partner at the address set forth in the notice of the annual meeting;

by attending the annual meeting in person and voting, although your attendance at the annual meeting, without actually voting, will not by itself revoke a previously granted proxy; or

if you have instructed a broker to vote your units, you must follow the directions received from your broker to change those instructions.

You may change your telephone vote as often as you wish by following the procedures for telephone voting. The last known vote in the telephone voting system as of 11:59 p.m. EDT on June 3, 2019 will be counted.

You may change your internet vote as often as you wish by following the procedures for internet voting. The last known vote in the internet voting system as of 11:59 p.m. EDT on June 3, 2019 will be counted.

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Solicitation and Mailing of Proxies

We have used the SEC rule allowing companies to furnish proxy materials to our unitholders over the internet. We believe this approach enables us to provide the materials to unitholders more quickly while also reducing the impact of our annual meeting on the environment and the costs associated with printing and mailing.

The expense of preparing, printing and mailing the Notice of Internet Availability and (where applicable) this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by representatives of our general partner in person or by telephone, electronic mail or facsimile transmission. These representatives will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. If undertaken, we expect the expenses of such solicitation by representatives of our general partner to be nominal. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our LP Units as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. We have retained Morrow Sodali LLC to aid in the solicitation of proxies and will bear the costs of Morrow Sodali LLC’s fees of $10,500, plus reimbursement of its reasonable costs.

Only one Notice of Internet Availability and (if requested) 2018 Annual Report and proxy statement will be delivered to multiple unitholders sharing an address, if possible, unless we have received contrary instructions from one or more of the unitholders, although each unitholder will receive a separate proxy card and will be able to vote separately. Unitholders at a shared address to which a single copy of the proxy materials was delivered who would like to receive a separate or additional copy of the proxy materials (including with respect to those materials or other communications that may be delivered to unitholders in connection with future annual or special meetings of unitholders) should contact Morrow Sodali LLC at the contact information set forth below, and, upon receipt of such request, a separate copy of the proxy materials will be promptly provided. Unitholders who currently receive multiple copies of the proxy materials at their shared address and would like to request only one copy of any future materials or other communications should notify Morrow Sodali LLC of the same at the contact information set forth below. If you have questions about the annual meeting or need additional copies of this proxy statement or additional proxy cards, please contact our proxy solicitation agent as follows:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Email: BPL.info@morrowsodali.com

Phone (unitholders): (800) 662-5200

Phone (banks and brokerage firms): (203) 658-9400

Other Matters for 2019 Annual Meeting

We know of no matters to be acted upon at the annual meeting other than the proposals included in the accompanying notice and described in this proxy statement. If any other matter requiring a vote of unitholders arises, including a question of adjourning the annual meeting, the persons named as proxies in the proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of the Partnership. The proxy card confers discretionary authority to take action with respect to any additional matters that may come before the meeting or any adjournment thereof.

Attending the Annual Meeting

An admission ticket, which is required for entry into the meeting, is attached to the proxy card included with this proxy statement. If you plan to attend the meeting, please vote before the meeting by mailing in your proxy card, or voting by telephone or internet, but keep the admission ticket and bring it for admittance into the meeting. Any unitholder attending the meeting in person may bring one guest, but guests may not vote or otherwise participate in the meeting. We reserve the right to deny or revoke admission to any guest in our sole discretion.

If your LP Units are held in the name of a broker, nominee or other holder of record, you will need proof of ownership of LP Units to attend the meeting. A recent bank or brokerage account statement indicating your Buckeye holdings is an example of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a unitholder.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Limited Partners to Be Held on June 4, 2019

This proxy statement, a form of proxy and our 2018 Annual Report to unitholders are available at http://www.astproxyportal.com/ast/17265/.

BUCKEYE PARTNERS, L.P. - 2019 Proxy Statement    53

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Where you can find more information about us

We file annual, quarterly and current reports and proxy statements with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. We maintain a website at www.buckeye.com, where we make our SEC filings available.

You may request a copy of the Board committee charters and Corporate Governance Guidelines of the Board and our Code of Ethics for Directors, Executive Officers and Senior Financial Employees, Business Code of Conduct, 2018 Annual Report or SEC filings or directions to our annual meeting, in each case without charge, by calling, emailing or writing to us at the following address:

Investor Relations Department

Buckeye Partners, L.P.

One Greenway Plaza

Suite 600

Houston, Texas 77046

Toll-free phone: (800) 422-2825

irelations@buckeye.com

If you would like to request documents from us, please do so at least 10 business days before the date of the annual meeting in order to receive timely delivery of the documents before the annual meeting.

You should rely only on the information contained in this proxy statement to vote your LP Units at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement.

The information contained in this document is applicable as of the date indicated on the cover of this document unless the information specifically indicates that another date applies.

Helpful Resources

The following materials are available on our website at http://www.buckeye.com/InvestorCenter/CorporateGovernance. This link is provided for convenience only, and the content on the referenced website does not constitute a part of this proxy statement.

Corporate Governance Guidelines

Limited Partnership Agreement

Amendment Number 1 to Limited Partnership Agreement

Amendment Number 2 to Limited Partnership Agreement

Amendment Number 3 to Limited Partnership Agreement

Amendment Number 4 to Limited Partnership Agreement

Amendment Number 5 to Limited Partnership Agreement

Amendment Number 6 to Limited Partnership Agreement

Code of Ethics

Business Code of Conduct

Audit Committee Charter

Compensation Committee Charter

Health, Safety, Security and Environmental Committee Charter

Nominating and Corporate Governance Committee Charter

BUCKEYE PARTNERS, L.P. - 2019 Proxy Statement    54

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ANNUAL MEETING OF LIMITED PARTNERS OF

BUCKEYE PARTNERS, L.P.

June 4, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17265/

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20333000000000000000 6	060419

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED

AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	The election of three Class III directors to serve on our general partner’s board of directors until our 2022 annual meeting of limited partners.			FOR	AGAINST	ABSTAIN
FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES Oliver G. Richard, III Clark C. Smith Frank S. Sowinski	2.	The ratification of the selection of Deloitte & Touche LLP as Buckeye Partners, L.P.’s independent registered public accountants for 2019.

		3.	The approval, in an advisory vote, of the compensation of Buckeye’s named executive officers as described in our proxy statement pursuant to Item 402 of Regulation S-K.

		In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned unitholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Unitholder	Date:	Signature of Unitholder	Date:

Note: Please sign exactly as your name or names appear on this proxy. When limited partnership units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ANNUAL MEETING OF LIMITED PARTNERS OF

BUCKEYE PARTNERS, L.P.

June 4, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Annual Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17265/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

  Please detach along perforated line and mail in the envelope provided.

20333000000000000000 6	060419

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED

AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	The election of three Class III directors to serve on our general partner’s board of directors until our 2022 annual meeting of limited partners.
				FOR	AGAINST	ABSTAIN
FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: Oliver G. Richard, III Clark C. Smith Frank S. Sowinski	2.	The ratification of the selection of Deloitte & Touche LLP as Buckeye Partners, L.P.’s independent registered public accountants for 2019.

		3.	The approval, in an advisory vote, of the compensation of Buckeye’s named executive officers as described in our proxy statement pursuant to Item 402 of Regulation S-K.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned unitholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Unitholder	Date:	Signature of Unitholder	Date:

Note: Please sign exactly as your name or names appear on this proxy. When limited partnership units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ANNUAL MEETING OF LIMITED PARTNERS OF

BUCKEYE PARTNERS, L.P.

June 4, 2019

ADMISSION TICKET

* REQUIRED FOR MEETING ATTENDANCE * PERMITS ONE TO ATTEND *

YOUR VOTE IS IMPORTANT!

BUCKEYE PARTNERS, L.P.

Annual Meeting of Limited Partners

To Be Held on June 4, 2019

This Proxy is Solicited on Behalf of the General Partner of Buckeye Partners, L.P.

The undersigned hereby appoints Keith E. St.Clair and Todd J. Russo, and each of them, with full power of substitution and power to act alone, as proxies to vote all the limited partnership units which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Limited Partners of Buckeye Partners, L.P., to be held June 4, 2019 at 9:00 a.m. local time at the DoubleTree Hotel, 6 Greenway Plaza, Houston, Texas 77046, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

1.1	14475

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Important Notice of Availability of Proxy Materials for the Annual Meeting of Limited Partners of

BUCKEYE PARTNERS, L.P.

To Be Held On:

June 4, 2019 at 9:00 a.m.

DoubleTree Hotel, 6 Greenway Plaza, Houston, Texas 77046

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 5/24/19.

Please visit http://www.astproxyportal.com/ast/17265/, where the following materials are available for view:

• Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE:	ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

1.	The election of three Class III directors to serve on our general partner’s board of directors until our 2022 annual meeting of limited partners.	2.	The ratification of the selection of Deloitte & Touche LLP as Buckeye Partners, L.P.’s independent registered public accountants for 2019.

	NOMINEES:
	Oliver G. Richard, III Clark C. Smith Frank S. Sowinski	3.	The approval, in an advisory vote, of the compensation of Buckeye’s named executive officers as described in our proxy statement pursuant to Item 402 of Regulation S-K.

			In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

		THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED AND “FOR” PROPOSALS 2 AND 3.

Please note that you cannot use this notice to vote by mail.